Exhibit 10.40

STANDARD INDUSTRIAL/COMMERCIAL MULTI-TENANT LEASE — NET
AIR COMMERCIAL REAL ESTATE ASSOCIATION

1.             Basic Provisions (“Basic Provisions”).

1.1          Parties:  This Lease (“Lease”), dated for reference purposes only December 15, 2010, is made by and between Voit Conejo Partners, LLC, a California limited liability company (“Lessor”) and Nexsan Technologies Incorporated, a Delaware corporation (“Lessee”), (collectively the “Parties”, or individually a “Party”).

1.2          (a)    Premises:  That certain portion of the Project (as defined below), including all improvements therein or to be provided by Lessor under the terms of this Lease, commonly known by the street address of 1445 Lawrence Drive, located in the City of Thousand Oaks, County of Los Angeles, State of California, with zip code                                   , as outlined on Exhibit A attached hereto (“Premises”) and generally described as (describe briefly the nature of the Premises): +/- 30,033 rsf of a +/- 125,618 rsf industrial building located in a project containing buildings with approximately 473,400 rsf in the aggregate.

In addition to Lessee’s rights to use and occupy the Premises as hereinafter specified, Lessee shall have non-exclusive rights to the any utility raceways of the building containing the Premises (“Building”) and to the common Areas (as defined in Paragraph 2.7 below), but shall not have any rights to the roof or exterior walls of the Building or to any other buildings in the Project.  The Premises, the Building, the Common Areas, the land upon which they are located, along with all other buildings and improvements thereon, are herein collectively referred to as the “Project.”  (See also Paragraph 2)

1.2  (b)                                   Parking:113 (3.75 per 1,000 sf) unreserved vehicle parking spaces.  (See also Paragraph 2.6)

1.3          Term:  Ten (10) years and zero (0) months (“Original Term”) ommencing on the later of September 1, 2011 and, subject to Exhibit C, the issuance by the applicable governmental authority of a certificate of occupancy for the Premises (“Commencement Date”) and ending August 31, 2021 (“Expiration Date”).  (See also Paragraph 3)

1.4          Early Possession:  The seventh (7th) day prior to the Commencement Date for fixturization purposes only (“Early Possession Date”).

(See also Paragraphs 3.2 and 3.3)

1.5          Base Rent: $25,528.05 per month (“Base Rent”), payable on the 1st day of each month commencing on the Commencement Date.  (See also Paragraph 4)

☒  If this box is checked, there are provisions in this Lease for the Base Rent to be adjusted.

1.6          Lessee’s Share of Common Area Operating Expenses:    six and three hundred forty four one thousandths percent (6.344%) (“Lessee’s Share”).  Lessee’s Share has been calculated by dividing the approximate square footage of the Premises by the approximate square footage of the Project.  In the event that the size of the Premises and/or the Project are modified during the term of this Lease, Lessor shall recalculate Lessee’s Share to reflect such modification.

1.7          Base Rent and Other Monies Paid Upon Execution:

(a)           Base Rent:  $0.00 for the period                                                                                                                                                                            .

(b)           Common Area Operating Expenses:  $4,504.95 for the 30 day period commencing on the Commencement Date.

(c)           Security Deposit:  $25,528.05 (“Security Deposit”).  (See also Paragraph 5)

(d)           Other:  $N/A for

.

(e)           Total Due Upon Execution of this Lease:  $30,033.00.

1.8          Agreed Use:  Manufacture of disk-based storage systems designed for storage of digital information and general office and warehouse in connection therewith.  (See also Paragraph 6)

1.9          Insuring Party.  Lessor is the “Insuring Party”.  (See also Paragraph 8)

1.10        Real Estate Brokers:  (See also Paragraph 15)

(a)           Representation: The following real estate brokers (the “Brokers”) and brokerage relationships exist in this transaction (check applicable boxes):

☒ CB Richard Ellis represents Lessor exclusively (“Lessor’s Broker”);

☒ Mazirow Commercial, Inc. represents Lessee exclusively (“Lessee’s Broker”); or

☐                                             represents both Lessor and Lessee (“Dual Agency”).

(b)           Payment to Brokers:  Upon execution and delivery of this Lease by both Parties, Lessee shall deliver to Lessor funds in the amount of the commissions payable to the Brokers, which Lessor shall pay to the Brokers in accordance with a separate written agreement.  Notwithstanding the foregoing, Lessor and Lessee hereby acknowledge and agree that Lessee shall not be obligated directly or indirectly to the Brokers for any fees or commissions which may be owed to the Brokers in connection with this Lease pursuant to such agreement.

1.11        Guarantor.  The obligations of the Lessee under this Lease are to be guaranteed by N/A (“Guarantor”).  (See also Paragraph 37)

1.12        Attachments.  Attached hereto are the following, all of which constitute a part of this Lease:

☒ an Addendum consisting of Paragraphs 50 through 62;

☒ a site plan depicting the Premises (Exhibit “A”);

☐ a site plan depicting the Project;

☒ a current set of the Rules and Regulations for the Project (Exhibit “B”);

☐ a current set of the Rules and Regulations adopted by the owners’ association;

☒ a Work Letter (Exhibit “C”);

☒ other (specify); Exhibit “D”—Confirmation of Commencement Date; Exhibit “E”-Form of SNDA

2.             Premises.

2.1          Letting.  Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Lease.  Unless otherwise provided herein, any statement of size set forth in this Lease, or that may have been used in calculating Rent, is an approximation which the Parties agree is reasonable and any payments based thereon are not subject to revision whether or not the actual size is more or less.  NOTE: Lessee is advised to verify the actual size prior to executing this Lease.

2.2          Condition.  Lessor shall deliver that portion of the Premises contained within the Building (“Unit”) to Lessee broom clean and free of debris on the Commencement Date or the Early Possession Date, whichever first occurs (“Start Date”)  So long as the required service contracts described in Paragraph 7.1(b) below are obtained by Lessee and in effect within thirty days following the Start Date, if and to the extent that the existing electrical, plumbing, fire sprinkler, lighting, heating, ventilating and air conditioning systems (“HVAC”), loading doors, sump pumps, if any, or any other such elements in the Unit, other than those constructed by Lessee, shall not be in good operating condition on said date, that the structural elements of the roof, bearing walls and foundation of the Unit shall not be free of material defects, or that the Unit contains hazardous levels of any mold or fungi defined as toxic under applicable state or federal law, in each case as of the Start Date and Lessee gives notice thereof to Lessor within the appropriate period set forth herein, Lessor shall, as Lessor’s sole obligation with respect to such matter, except as otherwise provided in this Lease, promptly after receipt of such written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, malfunction or failure, rectify same at Lessor’s expense.  The applicable periods shall be as follows: (i) 12 months as to the HVAC systems, and (ii) 6 months as to the remaining systems and other elements of the Unit.  If Lessee does not give Lessor the required notice within the appropriate period, correction of any such non-compliance, malfunction or failure shall be the obligation of Lessee at Lessee’s sole cost and expense (except for the repairs to the fire sprinkler systems, roof, foundations, and/or bearing walls - see Paragraph 7).

2.3          Compliance.  NOTE: Lessee is responsible for determining whether or not all applicable laws, covenants or restrictions of record, regulations, and ordinances in effect on the Start Date (“Applicable Requirements”) and especially the zoning are appropriate for Lessee’s intended use, and acknowledges that past uses of the Premises may no longer be allowed.  If the Applicable Requirements are hereafter changed so as to require during the term of this Lease the construction of an addition to or an, alteration of the Unit, Premises and/or Building, the remediation of any Hazardous Substance, or the reinforcement or other physical modification of the Unit, Premises and/or Building (“Capital Expenditure”), Lessor and Lessee shall allocate the cost of such work as follows:

(a)           Subject to Paragraph 2.3(c) below, if such Capital Expenditures are required as a result of the specific and unique use of the Premises by Lessee as compared with uses by tenants in general, Lessee shall be fully responsible for the cost thereof, provided, however that if such Capital Expenditure is required during the last 2 years of this Lease and the cost thereof exceeds 6 months’ Base Rent, Lessee may instead terminate this Lease unless Lessor notifies Lessee, in writing, within 10 days after receipt of Lessee’s termination notice that Lessor has elected to pay the difference between the actual cost thereof and the amount equal to 6 months’ Base Rent.  If Lessee elects termination, Lessee shall immediately cease the use of the Premises which requires such Capital Expenditure and deliver to Lessor written notice specifying a termination date at least 120 days thereafter.  Such termination date shall, however, in no event be earlier than the last day that Lessee could legally utilize the Premises without commencing such Capital Expenditure.

(b)           If such Capital Expenditure is not the result of the specific and unique use of the Premises by Lessee (such as, governmentally mandated seismic modifications), then Lessor shall pay for such Capital Expenditure and Lessee shall only be obligated to pay, each month during the remainder of the term of this Lease, on the date that on which the Base Rent is due, an amount equal to 144th of the portion of such costs reasonably attributable to the Premises. Lessee shall pay Interest on the balance but may prepay its obligation at any time. If, however, such Capital Expenditure is required during the last 2 years of this Lease or if Lessor reasonably determines that it is not economically feasible to pay its share thereof, Lessor shall have the option to terminate this Lease upon 90 days prior written notice to Lessee unless Lessee notifies Lessor, in writing, within 10 days after receipt of Lessor’s termination notice that Lessee will pay for such Capital Expenditure. If Lessor does not elect to terminate, and fails to tender its share of any such Capital Expenditure, Lessee may advance such funds and deduct same, with Interest, from Rent until Lessor’s share of such costs have been fully paid. If Lessee is unable to finance Lessor’s share, or if the balance of the Rent due and payable for the remainder of this Lease is not sufficient to fully reimburse Lessee on an offset basis, Lessee shall have the right to terminate this Lease upon 120 days written notice to Lessor; provided, however, if Lessee’s use of the Premises during such 120 day period presents a risk of property damage and/or personal injury as a result of the Capital Expenditure in issue which is not being made, then Lessor’s notice may be on such shorter time period as Lessor reasonably deems advisable under the circumstances.

(c)           Notwithstanding the above, the provisions concerning Capital Expenditures are intended to apply only to non-voluntary, unexpected, and new Applicable Requirements.  If the Capital Expenditures are instead triggered by Lessee as a result of an actual or proposed change in use, change in intensity of use, or modification to the Premises then, and in that event, Lessee shall either: (i) immediately cease such changed use or intensity of use and/or take such other steps as may be necessary to eliminate the requirement for such Capital Expenditure, or (ii) complete such Capital Expenditure at its own expense.  Lessee shall not have any right to terminate this Lease.

2.4          Acknowledgements.  Lessee acknowledges that:  (a) it has been advised by Lessor to satisfy itself with respect to the condition of the Premises (including but not limited to the electrical, HVAC and fire sprinkler systems, security, environmental aspects, and compliance with Applicable Requirements and the Americans with Disabilities Act), and their suitability for Lessee’s intended use, (b) Lessee has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefor as the same relate to its occupancy of the Premises, and (c) neither Lessor nor Lessor’s agents have made any oral or written representations or warranties with respect to said matters other than as set forth in this Lease.

2.5          Lessee as Prior Owner/Occupant.  The warranties made by Lessor in Paragraph 2 shall be of no force or effect if immediately prior to the Start Date Lessee was the owner or occupant of the Premises.  In such event, Lessee shall be responsible for any necessary corrective work.

2.6          Vehicle Parking.  Lessee shall be entitled to use the number of parking spaces specified in Paragraph 1.2(b) on those portions of the Common Areas designated from time to time by Lessor for parking.  Lessee shall not use more parking spaces than said number.  Said parking spaces shall be used for parking by vehicles no larger than full-size passenger automobiles or pick-up trucks, herein called “Permitted Size Vehicles.” Lessor may regulate the loading and unloading of vehicles by adopting Rules and Regulations as provided in Paragraph 2.9.  No vehicles other than Permitted Size Vehicles may be parked in the Common Area without the prior written permission of Lessor.  In addition:

(a)           Lessee shall not permit or allow any vehicles that belong to or are controlled by Lessee or Lessee’s employees, suppliers, shippers, customers, contractors or invitees to be loaded, unloaded, or parked in areas other than those designated by Lessor for such activities.

(b)           Lessee shall not service or store any vehicles in the Common Areas.

(c)           If Lessee permits or allows any of the prohibited activities described in this Paragraph 2.6, then Lessor shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Lessee, which cost shall be immediately payable upon demand by Lessor.

2.7          Common Areas - Definition.  The term “Common Areas” is defined as all areas and facilities outside the Premises and within the exterior boundary line of the Project and interior utility raceways and installations within the Unit that are provided and designated by the Lessor from time to time for the general non-exclusive use of Lessor, Lessee and other tenants of the Project and their respective employees, suppliers, shippers, customers, contractors and invitees, including parking areas, loading and unloading areas, trash areas, roadways, walkways, driveways and landscaped areas.

2.8          Common Areas - Lessee’s Rights.  Lessor grants to Lessee, for the benefit of Lessee and its employees, suppliers, shippers, contractors, customers and invitees, during the term of this Lease, the non-exclusive right to use, in common with others entitled to such use, the Common Areas as they exist from time to time, subject to any rights, powers, and privileges reserved by Lessor under the terms hereof or under the terms of any rules and regulations or restrictions governing the use of the Project.  Under no circumstances shall the right herein granted to use the Common Areas be deemed to include the right to store any property, temporarily or permanently, in the Common Areas.  Any such storage shall be permitted only by the prior written consent of Lessor or Lessor’s designated agent, which consent may be revoked at any time.  In the event that any unauthorized storage shall occur then Lessor shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove the property and charge the cost to Lessee, which cost shall be immediately payable upon demand by Lessor.

2.9          Common Areas - Rules and Regulations.  Lessor or such other person(s) as Lessor may appoint shall have the exclusive control and management of the Common Areas and shall have the right, from time to time, to establish, modify, amend and enforce reasonable and non-discriminatory rules and regulations (“Rules and Regulations”) for the management, safety, care, and cleanliness of the grounds, the parking and unloading of vehicles and the preservation of good order, as well as for the convenience of other occupants or tenants of the Building and the Project and their invitees.  Lessee agrees to abide by and conform to all such Rules and Regulations, and shall use its best efforts to cause its employees, suppliers, shippers, customers, contractors and invitees to so abide and conform.  Lessor shall not be responsible to Lessee for the non-compliance with said Rules and Regulations by other tenants of the Project.

2.10        Common Areas - Changes.  Lessor shall have the right, in Lessor’s sole discretion, from time to time:

(a)           To make changes to the Common Areas, including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas, walkways and utility raceways;

(b)           To close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available;

(c)           To designate other land outside the boundaries of the Project to be a part of the Common Areas;

(d)           To add additional buildings and improvements to the Common Areas;

(e)           To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Project, or any portion thereof; and

(f)            To do and perform such other acts and make such other changes in, to or with respect to the Common Areas and Project as Lessor may, in the exercise of sound business judgment, deem to be appropriate.

3.             Term.

3.1          Term.  The Commencement Date, Expiration Date and Original Term of this Lease are as specified in Paragraph 1.3.  Promptly upon the occurrence of the Commencement Date, the Parties shall execute a Confirmation of Commencement Date in the form of Exhibit “D” hereto.

3.2          Early Possession.  If Lessee totally or partially occupies the Premises prior to the Commencement Date, the obligation to pay Base Rent shall be abated for the period of such early possession.  All other terms of this Lease (including but not limited to the obligations to pay Lessee’s Share of Common Area Operating Expenses, Real Property Taxes and insurance premiums and to maintain the Premises) shall be in effect during such period.  Any such early possession shall not affect the Expiration Date.

3.3           Delay In Possession. Subject to the terms of Exhibit “C” hereto, Lessor agrees to use commercially reasonable efforts to deliver possession of the Premises to Lessee by the Commencement Date. If, despite said efforts, Lessor is unable to deliver possession as agreed, Lessor shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease or change the Expiration Date. Lessee shall not, however, be obligated to pay Rent or perform its other obligations until Lessor delivers possession of the Premises and any period of rent abatement that Lessee would otherwise have enjoyed shall run from the date of the delivery of possession and continue for a period equal to what Lessee would otherwise have enjoyed, but minus any days of delay caused by the acts or omissions of Lessee. If , subject to Addendum Paragraph 59 and/or Exhibit “C”, possession is not delivered within 60 days after the Commencement Date, Lessee may, at its option, by notice in writing within 10 days after the end of such 60 day period, cancel this Lease, in which event the Parties shall be discharged from all obligations hereunder. If such written notice is not received by Lessor within said 10 day period, Lessee’s right to cancel shall terminate. Except as otherwise provided, if possession is not tendered to Lessee by the Start Date and Lessee does not terminate this Lease, as aforesaid, any period of rent abatement that Lessee would otherwise have enjoyed shall run from the date of delivery of possession and continue for a period equal to what Lessee would otherwise have enjoyed under the terms hereof, but minus any days of delay caused by the acts or omissions of Lessee.  If , subject to Addendum Paragraph 59 and/or Exhibit “C”, possession of the Premises is not delivered within 4 months after the Commencement Date, this Lease shall terminate unless other agreements are reached between Lessor and Lessee, in writing.

3.4          Lessee Compliance.  Lessor shall not be required to tender possession of the Premises to Lessee until Lessee complies with its obligation to provide evidence of insurance (Paragraph 8.5).  Pending delivery of such evidence, Lessee shall be required to perform all of its obligations under this Lease from and after the Start Date, including the payment of Rent, notwithstanding Lessor’s election to withhold possession pending receipt of such evidence of insurance.  Further, if Lessee is required to perform any other conditions prior to or concurrent with the Start Date, the Start Date shall occur but Lessor may elect to withhold possession until such conditions are satisfied.

4.             Rent.

4.1          Rent Defined.  All monetary obligations of Lessee to Lessor under the terms of this Lease (except for the Security Deposit) are deemed to be rent (“Rent”).

4.2          Common Area Operating Expenses.  Lessee shall pay to Lessor during the term hereof, in addition to the Base Rent, Lessee’s Share (as specified in Paragraph 1.6) of all Common Area Operating Expenses, as hereinafter defined, during each calendar year of the term of this Lease, in accordance with the following provisions:

(a)           “Common Area Operating Expenses” are defined, for purposes of this Lease, as all costs incurred by Lessor relating to the ownership and operation of the Project, including, but not limited to, the following:

(i)            The operation, repair and maintenance, in neat, clean, good order and condition , and if necessary the replacement, of the following:

(aa)         The Common Areas and Common Area improvements, including parking areas, loading and unloading areas, trash areas, roadways, parkways, walkways, driveways, landscaped areas, bumpers, irrigation systems, Common Area lighting facilities, fences and gates, elevators, roofs, and roof drainage systems.

(bb)         Exterior signs and any tenant directories.

(cc)         Any fire sprinkler systems.

(ii)           The cost of water, gas, electricity and telephone to service the Common Areas and any utilities not separately metered.

(iii)          The cost of trash disposal, pest control services, property management, security services, owners’ association dues and fees, the cost to repaint the exterior of any structures and the cost of any environmental inspections.

(iv)          Reserves set aside for maintenance, repair and/or replacement of Common Area improvements and equipment.

(v)           Real Property Taxes (as defined in Paragraph 10).

(vi)          The cost of the premiums for the insurance maintained by Lessor pursuant to Paragraph 8.

(vii)         Any deductible portion of an insured loss concerning the Building or the Common Areas.

(viii)        Auditors’, accountants’ and attorneys’ fees and costs related to the operation, maintenance, repair and replacement of the Project.

(ix)           The cost of any capital improvement to the Building or the Project not covered under the provisions of Paragraph 2.3 provided; however, that Lessor shall allocate the cost of any such capital improvement over the reasonable useful life thereof as determined by Lessor in its sole discretion and Lessee shall not be required to pay more than Lessee’s Share of the amortized cost of such capital improvement in any given month.

(x)            The cost of any other services to be provided by Lessor that are stated elsewhere in this Lease to be a Common Area Operating Expense.

(b)           Any Common Area Operating Expenses and Real Property Taxes that are specifically attributable to the Unit, the Building or to any other building in the Project or to the operation, repair and maintenance thereof, shall be allocated entirely to such Unit, Building, or other building.  However, any Common Area Operating Expenses and Real Property Taxes that are not specifically attributable to the Building or to any other building or to the operation, repair and maintenance thereof, shall be equitably allocated by Lessor to all buildings in the Project.

(c)           The inclusion of the improvements, facilities and services set forth in Subparagraph 4.2(a) shall not be deemed to impose an obligation upon Lessor to either have said improvements or facilities or to provide those services unless the Project already has the same, Lessor already provides the services, or Lessor has agreed elsewhere in this Lease to provide the same or some of them.

(d)           Lessee’s Share of Common Area Operating Expenses is payable monthly on the same day as the Base Rent is due hereunder.  Lessor may adjust Lessee’s Share in the event Lessor sells one or more buildings within the Project, or otherwise determines to account separately for the Common Area Operating Expenses attributable to one or more buildings within the Project, in either case such that Lessee’s Share is the square footage of the Premises divided by the square footage of all buildings within the applicable Common Area Operating Expense pool, expressed as a percentage.  The amount of such payments shall be based on Lessor’s estimate of the annual Common Area Operating Expenses.  Within 90days after the end of the calender year Lessor shall deliver to Lessee a reasonably detailed statement showing Lessee’s Share of the actual Common Area Operating Expenses incurred during the preceding year.  If Lessor fails to deliver such statement within such 90 day period, Lessee shall nevertheless be responsible for any balance of Lessee’s Share of actual Common Area Operating Expenses over estimated Common Area Operating Expenses so long as Lessor delivers a statement thereof to Lessee within 9 months after the end of the calendar year covered by such statement.  If Lessee’s payments during such year exceed Lessee’s Share, Lessor shall credit the amount of such over-payment against Lessee’s future payments of Base Rent and Common Area Operating Expenses next coming due until such credit is exhausted.  If Lessee’s payments during such year were less than Lessee’s Share, Lessee shall pay to Lessor the amount of the deficiency within 30 days after delivery by Lessor to Lessee of the statement.

(e)           Lessor may not recover from tenants of the Project as Common Area Operating Expenses more than 100% of the Common Area Operating Expenses incurred by Lessor.  Common Area Operating Expenses shall not include the following:

(i)            any expenses paid by any tenant directly to third parties, or as to which Lessor is otherwise reimbursed by any third party, other tenant, or insurance proceeds;

(ii)           depreciation, amortization and interest payments, except as specifically permitted herein or except on materials, tools supplies and vendor-type equipment purchased by Lessor to enable Lessor to supply services Lessor might otherwise contract for with a third party where such depreciation, amortization and interest payments would otherwise have been included in the charge for such third party’s services.  In such a circumstance, the inclusion of all depreciation, amortization and interest payments shall be determined pursuant to generally accepted accounting principles, consistently applied, amortized over the reasonably anticipated useful life of the capital item for which such amortization, depreciation or interest allocation was calculated;

(iii)          marketing costs, including leasing commissions, attorneys’ fees incurred in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases subleases and/or assignments, space planning costs, and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of the Building;

(iv)          expenses for services not offered to Lessee, whether or not such services or other benefits are provided to another tenant or occupant of the Building;

(v)           costs incurred due to Lessor’s violation of the terms and conditions of any lease or rental agreement in the Building which, in the absence of such violation, would not be includable to Common Area Operating Expenses;

(vi)          interest, principal, points and fees on debts or amortization on any mortgage or mortgages or any other debt instrument encumbering the Building or the land thereunder;

(vii)         costs associated with operating the entity which constitutes Lessor, as the same are distinguished from the costs of operation of the Building, including partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee, costs of selling, syndicating, financing, mortgaging or hypothecating Lessor’s interest in the Building, costs (including attorneys’ fees and costs of settlement judgments and payments in lieu thereof) arising from claims, disputes or potential disputes in connection with potential or actual claims, litigation or arbitration pertaining to Lessor’s ownership of the Building;

(viii)        costs of leasing signs in or on the Building identifying the owner of the Building, or other tenants signs other than standard Common Area directional signs;

(ix)           costs, including attorneys’ fees and settlement judgments and/or payments in lieu thereof, arising from actual or potential claims, disputes, litigation or arbitration pertaining to Lessor and/or the Building and which, in the absence of any such claim, et cetera, would not be includable in Common Area Operating Expenses;

(x)            costs incurred with respect to the installation of Lessee’s or other occupant’s improvements or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for Lessee or other occupants of the Building;

(xi)           tax penalties and interest incurred as a result of Lessor’s negligent or willful failure to make payments and/or to file any income tax or informational return(s) when due, unless such non-payment is due to Lessee’s nonpayment of rent;

(xii)          any charitable or political contributions;

(xiii)         the purchase or rental price of any sculpture, paintings or other object of art (except for costs associated with any common area fountains), whether or not installed in, on or upon the Building;

(xiv)        costs of repairs which would have been covered by casualty insurance but for Lessor’s failure to maintain casualty insurance to cover the replacement value of the Building as required by this Lease;

(xv)         capital expenditures not otherwise permitted hereunder;

(xvi)        payments by Lessor to affiliates of Lessor to the extent the same exceed the expenses which would be paid to qualified unaffiliated third parties on an arm’s-length, competitive basis providing goods or services of equal or better quality than the subject affiliates; and

(xvii)       any bad debt loss, rent loss or reserves for any bad debts, or rent loss.

(f)            Provided a Default by Lessee has not occurred and is not then continuing under the terms of this Lease and subject to this subparagraph (f), Lessee, at its sole expense, shall have the right once per calendar year during the Term to review Lessor’s books and records relating to the Common Area Operating Expenses for the immediately preceding calendar year for the sole purpose of determining whether generally accepted accounting principles have been followed and consistently applied.  This review must take place on a mutually agreeable date or dates during reasonable business hours at a location reasonably designated by Lessor and only after Lessee has given Lessor at least ten (10) days’ prior written notice of the date and time Lessee desires to commence such review.  If Lessee elects to exercise this right, Lessee must do so within ninety (90) days after the date Lessor delivers to Lessee the statement described in subparagraph (d) above or Lessee shall be deemed to have accepted the Common Area Operating Expenses as presented by Lessor.  In making such review, Lessee agrees, and shall cause its agents and employees conducting the review to agree in writing, to keep confidential any and all information contained in such books and records, save and except that Lessee may disclose such information to a trier of fact in the event of any dispute between Lessee and Lessor with regard to Common Area Operating Expenses, provided that Lessee shall stipulate to such protective or other orders in the proceeding as may be reasonably required to preserve the confidentiality of such information.  Such review shall be made either by employees of Lessee or by a nationally recognized accounting firm which is not compensated on a contingent fee basis.  If Lessee elects to review Lessor’s books and records, Lessor shall have the right to deliver to Lessee the findings of any review of the Common Area Operating Expenses for the immediately preceding calendar year prepared by an accounting firm of national prominence.  If Lessor delivers such findings to Lessee prior to the commencement of Lessee’s review, Lessee shall not have the right to conduct its review of the Common Area Operating Expenses for the previous calendar year and the findings and opinion delivered by Lessor shall control.  The costs and fees of such review (including all costs of photocopying any records of Lessor) shall be borne by Lessee.  However, in the event that it is determined as a result of such review that Lessee has overpaid Lessee’s Share of Common Area Operating Expenses for such calendar year by six percent (6%) or more, subject to Lessor’s right to dispute such findings, Lessor shall reimburse to Lessee the actual, reasonable out-of-pocket costs incurred by Lessee in conducting such review, not to exceed $2,500.00.  Such reimbursement shall be made within thirty (30) days after Lessor’s receipt of documentary evidence reasonably satisfactory to Lessor as to the amount of such costs.

4.3          Payment.  Lessee shall cause payment of Rent to be received by Lessor in lawful money of the United States, without offset or deduction (except as specifically permitted in this Lease), on or before the day on which it is due.  All monetary amounts shall be rounded to the nearest whole dollar.  In the event that any invoice prepared by Lessor is inaccurate such inaccuracy shall not constitute a waiver and Lessee shall be obligated to pay the amount set forth in this Lease.  Rent for any period during the term hereof which is for less than one full calendar month shall be prorated based upon the actual number of days of said month.  Payment of Rent shall be made to Lessor at its address stated herein or to such other persons or place as Lessor may from time to time designate in writing.  Acceptance of a payment which is less than the amount then due shall not be a waiver of Lessor’s rights to the balance of such Rent, regardless of Lessor’s endorsement of any check so stating.  In the event that any check, draft, or other instrument of payment given by Lessee to Lessor is dishonored for any reason, Lessee agrees to pay to Lessor the sum of $25 in addition to any Late Charge and Lessor, at its option, may require all future Rent be paid by cashier’s check.  Payments will be applied first to accrued late charges and attorney’s fees, second to accrued interest, then to Base Rent and Common Area Operating Expenses, and any remaining amount to any other outstanding charges or costs.

5.             Security Deposit.  Lessee shall deposit with Lessor upon execution hereof the Security Deposit as security for Lessee’s faithful performance of its obligations under this Lease.  If Lessee fails to pay Rent, or otherwise Defaults under this Lease, Lessor may use, apply or retain all or any portion of said Security Deposit for the payment of any amount due already due Lessor, for Rents which will be due in the future, and/ or to reimburse or compensate Lessor for any liability, expense, loss or damage which Lessor may suffer or incur by reason thereof.  If Lessor uses or applies all or any portion of the Security Deposit, Lessee shall within 10 days after written request therefor deposit monies with Lessor sufficient to restore said Security Deposit to the full amount required by this Lease.  If the Base Rent increases during the term of this Lease, Lessee shall, upon written request from Lessor, deposit additional monies with Lessor so that the total amount of the Security Deposit shall at all times bear the same proportion to the increased Base Rent as the initial Security Deposit bore to the initial Base Rent.  Should the Agreed Use be amended to accommodate a material change in the business of Lessee or to accommodate a sublessee or assignee, Lessor shall have the right to increase the Security Deposit to the extent necessary, in Lessor’s reasonable judgment, to account for any increased wear and tear that the Premises may suffer as a result thereof.  If a change in control of Lessee occurs during this Lease and following such change the financial condition of Lessee is, in Lessor’s reasonable judgment, significantly reduced, Lessee shall deposit such additional monies with Lessor as shall be sufficient to cause the Security Deposit to be at a commercially reasonable level based on such change in financial condition.  Lessor shall not be required to keep the Security Deposit separate from its general accounts.  Within 60 days after the expiration or termination of this Lease, Lessor shall return that portion of the Security Deposit not used or applied by Lessor.  No part of the Security Deposit shall be considered to be held in trust, to bear interest or to be prepayment for any monies to be paid by Lessee under this Lease.

6.             Use.

6.1          Use.  Lessee shall use and occupy the Premises only for the Agreed Use, or any other legal use which is reasonably comparable thereto, and for no other purpose.  Lessee shall not use or permit the use of the Premises in a manner that is unlawful, creates damage, waste or a nuisance, or that disturbs occupants of or causes damage to neighboring premises or properties.  Other than guide, signal and seeing eye dogs, Lessee shall not keep or allow in the Premises any pets, animals, birds, fish, or reptiles.  Lessor shall not unreasonably withhold or delay its consent to any written request for a modification of the Agreed Use, so long as the same will not impair the structural integrity of the Building or the mechanical or electrical systems therein, and/or is not significantly more burdensome to the Project.  If Lessor elects to withhold consent, Lessor shall within 7 days after such request give written notification of same, which notice shall include an explanation of Lessor’s objections to the change in the Agreed Use.

6.2          Hazardous Substances.

(a)           Reportable Uses Require Consent.  The term “Hazardous Substance” as used in this Lease shall mean any product, substance, or waste whose presence, use, manufacture, disposal, transportation, or release, either by itself or in combination with other materials expected to be on the Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment or the Premises, (ii) regulated or monitored by any governmental authority, or (iii) a basis for potential liability of Lessor to any governmental agency or third party under any applicable statute or common law theory.  Hazardous Substances shall include, but not be limited to, hydrocarbons, petroleum, gasoline, and/or crude oil or any products, by-products or fractions thereof.  Lessee shall not engage in any activity in or on the Premises which constitutes a Reportable Use of Hazardous Substances without the express prior written consent of Lessor, which may be given, conditioned or withheld in Lessor’s sole and absolute discretion, and timely compliance (at Lessee’s expense) with all Applicable Requirements.  “Reportable Use” shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority, and/or (iii) the presence at the Premises of a Hazardous Substance with respect to which any Applicable Requirements requires that a notice be given to persons entering or occupying the Premises or neighboring properties.  Notwithstanding the foregoing, Lessee may use any ordinary and customary materials reasonably required to be used in the normal course of the Agreed Use, ordinary office supplies (copier toner, liquid paper, glue, etc.) and common household cleaning materials, so long as such use is in compliance with all Applicable Requirements, is not a Reportable Use, and does not expose the Premises or neighboring property to any meaningful risk of contamination or damage or expose Lessor to any liability therefor.  In addition, Lessor may condition its consent to any Reportable Use upon receiving such additional assurances as Lessor reasonably deems necessary to protect itself, the public, the Premises and/or the environment against damage, contamination, injury and/or liability, including, but not limited to, the installation (and removal on or before Lease expiration or termination) of protective modifications (such as concrete encasements) and/or increasing the Security Deposit.

(b)           Duty to Inform Lessor.  If Lessee knows, or has reasonable cause to believe, that a Hazardous Substance has come to be located in, on, under or about the Premises, other than as previously consented to by Lessor, Lessee shall immediately give written notice of such fact to Lessor, and provide Lessor with a copy of any report, notice, claim or other documentation which it has concerning the presence of such Hazardous Substance.

(c)           Lessee Remediation.  Lessee shall not cause or permit any Hazardous Substance to be spilled or released in, on, under, or about the Premises (including through the plumbing or sanitary sewer system) and shall promptly, at Lessee’s expense, comply with all Applicable Requirements and take all investigatory and/or remedial action reasonably recommended, whether or not formally ordered or required, for the cleanup of any contamination of, and for the maintenance, security and/or monitoring of the Premises or neighboring properties, that was caused or materially contributed to by Lessee, or pertaining to or involving any Hazardous Substance brought onto the Premises during the term of this Lease, by or for Lessee, or any third party.

(d)           Lessee Indemnification.  Lessee shall indemnify, defend and hold Lessor, its agents, employees, lenders and ground lessor, if any, harmless from and against any and all loss of rents and/or damages, liabilities, judgments, claims, expenses, penalties, and attorneys’ and consultants’ fees arising out of or involving any Hazardous Substance brought onto the Premises by or for Lessee, or any third party (provided, however, that Lessee shall have no liability under this Lease with respect to underground migration of any Hazardous Substance under the Premises from areas outside of the Project not caused or contributed to by Lessee).  Lessee’s obligations shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Lessee, and the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease.  No termination, cancellation or release agreement entered into by Lessor and Lessee shall release Lessee from its obligations under this Lease with respect to Hazardous Substances, unless specifically so agreed by Lessor in writing at the time of such agreement.

(e)           Lessor Indemnification.  Lessor and its successors and assigns hold Lessee, its employees and lenders, harmless from and against any and all environmental damages, including the cost of remediation (collectively, “Environmental Costs”), which are suffered as a direct result of

Hazardous Substances on the Premises prior to Lessee taking possession and shall indemnity, defend, and hold harmless Lessee from and against Environmental Costs which are caused by the gross negligence or willful misconduct of Lessor, its agents or employees.  Lessor’s obligations, as and when required by the Applicable Requirements, shall include, but not be limited to, the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease.  Subject to Paragraphs 8.6 and 8.8, Lessor’s obligations under this subparagraph (e) shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created by the gorss negligence or willful misconduct of Lessor, its agents or employees, and shall survive the expiration or termination of this Lease.  No termination, cancellation or release agreement entered into by Lessor and Lessee shall release Lessor from its obligations under this Lease with respect to Hazardous Substances, unless specifically so agreed by Lessee in writing at the time of such agreement.

(f)            Investigations and Remediations.  Lessor shall retain the responsibility and pay for any investigations or remediation measures required by governmental entities having jurisdiction with respect to the existence of Hazardous Substances on the Premises prior to the Lessee taking possession, unless such remediation measure is required as a result of Lessee’s use (including “Alterations”, as defined in paragraph 7.3(a) below) of the Premises, in which event Lessee shall be responsible for such payment.  Lessee shall cooperate fully in any such activities at the request of Lessor, including allowing Lessor and Lessor’s agents to have reasonable access to the Premises at reasonable times in order to carry out Lessor’s investigative and remedial responsibilities.

(g)           Lessor Termination Option.  If a Hazardous Substance Condition (see Paragraph 9.1(e)) occurs during the term of this Lease, unless Lessee is legally responsible therefor (in which case Lessee shall make the investigation and remediation thereof required by the Applicable Requirements and this Lease shall continue in full force and effect, but subject to Lessor’s rights under Paragraph 6.2(d) and Paragraph 13), Lessor may, at Lessor’s option, either (i) investigate and remediate such Hazardous Substance Condition, if required, as soon as reasonably possible at Lessor’s expense, in which event this Lease shall continue in full force and effect, or (ii) if the estimated cost to remediate such condition exceeds 12 times the then monthly Base Rent or $100,000, whichever is greater, give written notice to Lessee, within 30 days after receipt by Lessor of knowledge of the occurrence of such Hazardous Substance Condition, of Lessor’s desire to terminate this Lease as of the date 120 days following the date of such notice; provided, however, if Lesssee’s use of the Premises during such 120 day period presents a risk or property damage and/or personal injury or would interfere with Lessor’s ability to comply with Applicable Requirements in connection with such Hazardous Substance Condition, then Lessor’s notice may be on such shorter time period as Lessor reasonably deems advisable under the circumstances.  In the event Lessor elects to give a termination notice, Lessee may, within 10 days thereafter, give written notice to Lessor of Lessee’s commitment to pay the amount by which the cost of the remediation of such Hazardous Substance Condition exceeds an amount equal to 12 times the then monthly Base Rent or $100,000, whichever is greater.  Lessee shall provide Lessor with said funds or satisfactory assurance thereof within 30 days following such commitment.  In such event, this Lease shall continue in full force and effect, and Lessor shall proceed to make such remediation as soon as reasonably possible after the required funds are available.  If Lessee does not give such notice and provide the required funds or assurance thereof within the time provided, this Lease shall terminate as of the date specified in Lessor’s notice of termination.

6.3          Lessee’s Compliance with Applicable Requirements.  Except as otherwise provided in this Lease, Lessee shall, at Lessee’s sole expense, fully, diligently and in a timely manner, materially comply with all Applicable Requirements, the requirements of any applicable fire insurance underwriter or rating bureau, and the recommendations of Lessor’s engineers and/or consultants which relate in any manner to such Requirements, without regard to whether said Requirements are now in effect or become effective after the Start Date.  Lessee shall, within 10 days after receipt of Lessor’s written request, provide Lessor with copies of all permits and other documents, and other information evidencing Lessee’s compliance with any Applicable Requirements specified by Lessor, and shall immediately upon receipt, notify Lessor in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving the failure of Lessee or the Premises to comply with any Applicable Requirements.  Likewise, Lessee shall immediately give written notice to Lessor of: (i) any water damage to the Premises and any suspected seepage, pooling, dampness or other condition conducive to the production of mold; or (ii) any mustiness or other odors that might indicate the presence of mold in the Premises.

6.4          Inspection; Compliance.  Lessor and Lessor’s “Lender” (as defined in Paragraph 30) and consultants shall have the right to enter into Premises at any time, in the case of an emergency, and otherwise at reasonable times after reasonable notice, for the purpose of inspecting the condition of the Premises and for verifying compliance by Lessee with this Lease.  Lessor’s shall use commercially reasonable efforts to minimize as mush as practicable interference with Lessee’s use of the Premises in exercising the foregoing rights and shall, subject to Paragraph 8.6 below, repair all damage to the Premises caused thereby unless the violation is caused by or inspection is necessitated by Lessee’s activities.  The cost of any such inspections shall be paid by Lessor, unless a violation of Applicable Requirements, or a Hazardous Substance Condition (see Paragraph 9.1) is found to exist or be imminent, or the inspection is requested or ordered by a governmental authority.  In such case, Lessee shall upon request reimburse Lessor for the cost of such inspection, so long as such inspection is reasonably related to the violation or contamination.  In addition, Lessee shall provide copies of all relevant material safety data sheets (MSDS) to Lessor within 10 days of the receipt of written request therefor.

7.             Maintenance; Repairs, Utility Installations; Trade Fixtures and Alterations.

7.1          Lessee’s Obligations.

(a)           In General.  Subject to the provisions of Paragraph 2.2 (Condition), 2.3 (Compliance), 6.3 (Lessee’s Compliance with Applicable Requirements), 7.2 (Lessor’s Obligations), 9 (Damage or Destruction), and 14 (Condemnation), Lessee shall, at Lessee’s sole expense, keep the Premises, Utility Installations (intended for Lessee’s exclusive use, no matter where located), and Alterations in good order, condition and repair (whether or not the portion of the Premises requiring repairs, or the means of repairing the same, are reasonably or readily accessible to Lessee, and whether or not the need for such repairs occurs as a result of Lessee’s use, any prior use, the elements or the age of such portion of the Premises), including, but not limited to, all equipment or facilities, such as plumbing, HVAC equipment, electrical, lighting facilities, boilers, pressure vessels, fixtures, interior walls, interior surfaces of exterior walls, ceilings, floors, windows, doors, plate glass, and skylights but excluding any items which are the responsibility of Lessor pursuant to Paragraph 7.2.  Lessee, in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenance practices, specifically including the procurement and maintenance of the service contracts required by Paragraph 7.1(b) below.  Lessee’s obligations shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair.

(b)           Service Contracts.  Lessee shall, at Lessee’s sole expense, procure and maintain contracts, with copies to Lessor, in customary form and substance for, and with contractors specializing and experienced in the maintenance of the following equipment and improvements, if any, if and when installed on the Premises: (i) HVAC equipment, (ii) boiler and pressure vessels, and (iii) clarifiers.  However, Lessor reserves the right, upon notice to Lessee, to procure and maintain at market rates any or all of such service contracts, and Lessee shall reimburse Lessor, upon demand, for the cost thereof.

(c)           Failure to Perform.  If Lessee fails to perform Lessee’s obligations under this Paragraph 7.1, Lessor may enter upon the Premises after 10 days’ prior written notice to Lessee (except in the case of an emergency, in which case no notice shall be required), perform such obligations on Lessee’s behalf, and put the Premises in good order, condition and repair, and Lessee shall promptly pay to Lessor a sum equal to 115% of the cost thereof.

(d)           Replacement.  Subject to Lessee’s indemnification of Lessor as set forth in Paragraph 8.7 below, and without relieving Lessee of liability resulting from Lessee’s failure to exercise and perform good maintenance practices, if an item described in Paragraph 7.1(b) cannot be repaired other than at a cost which is in excess of 50% of the cost of replacing such item, then such item shall be replaced by Lessor, and the cost thereof shall be prorated between the Parties and Lessee shall only be obligated to pay, each month during the remainder of the term of this Lease, on the date on which Base Rent is due, an amount equal to the product of multiplying the cost of such replacement by a fraction, the numerator of which is one, and the denominator of which is 144 (ie. 1/144th of the cost per month).  Lessee shall pay Interest on the unamortized balance but may prepay its obligation at any time.

7.2          Lessor’s Obligations.  Subject to the provisions of Paragraphs 2.2 (Condition), 2.3 (Compliance), 4.2 (Common Area Operating Expenses), 6 (Use), 7.1 (Lessee’s Obligations), 9 (Damage or Destruction) and 14 (Condemnation), Lessor, subject to reimbursement pursuant to Paragraph 4.2, shall keep in good order, condition and repair (i.e., in at least the condition the same were in on the Commencement Date) the foundations, exterior walls, structural condition of interior bearing walls, exterior roof, fire sprinkler system, Common Area fire alarm and/or smoke detection systems, fire hydrants, parking lots, walkways, parkways, driveways, landscaping, fences, signs and utility systems serving the Common Areas and all parts thereof, as well as providing the services for which there is a Common Area Operating Expense pursuant to Paragraph 4.2.  Lessor shall not be obligated to paint the exterior or interior surfaces of exterior walls nor shall Lessor be obligated to maintain, repair or replace windows, doors or plate glass of the Premises.  Lessee expressly waives the benefit of any statute now or hereafter in effect to the extent it is inconsistent with the terms of this Lease.

7.3          Utility Installations; Trade Fixtures; Alterations.

(a)           Definitions.  The term “Utility Installations” refers to all floor and window coverings, air and/or vacuum lines, power panels, electrical distribution, security and fire protection systems, communication cabling, lighting fixtures, HVAC equipment, plumbing, and fencing in or on the Premises.  The term “Trade Fixtures” shall mean Lessee’s machinery and equipment that can be removed without doing material damage to the Premises.  The term “Alterations” shall mean any modification of the improvements, other than Utility Installations or Trade Fixtures, whether by addition or deletion.  “Lessee Owned Alterations and/or Utility Installations” are defined as Alterations and/or Utility Installations made by Lessee that are not yet owned by Lessor pursuant to Paragraph 7.4(a).

(b)           Consent.  Lessee shall not make any Alterations or Utility Installations to the Premises without Lessor’s prior written consent, which shall not be unreasonably withheld or delayed.  Lessee may, however, make non-structural Utility Installations to the interior of the Premises (excluding the roof) without such consent but upon notice to Lessor, as long as they are not visible from the outside, do not involve puncturing, relocating or removing the roof or any existing walls, will not affect the electrical, plumbing, HVAC, and/or life safety systems, and the cumulative cost thereof during this Lease as extended does not exceed a sum equal to one month’s Base Rent in any one year.  Notwithstanding the foregoing, Lessee shall not make or permit any roof penetrations and/or install anything on the roof without the prior written approval of Lessor.  Lessor may, as a precondition to granting such approval, require Lessee to utilize a contractor chosen and/or approved by Lessor in Lessor’s commercially reasonable discretion.  Any Alterations or Utility Installations that Lessee shall desire to make and which require the consent of the Lessor shall be presented to Lessor in written form with detailed plans.  Consent shall be deemed conditioned upon Lessee’s: (i) acquiring all applicable governmental permits, (ii) furnishing Lessor with copies of both the permits and the plans and specifications prior to commencement of the work, and (iii) compliance with all conditions of said permits and other Applicable Requirements in a prompt and expeditious manner.  Any Alterations or Utility Installations shall be performed in a workmanlike manner with good and sufficient materials.  Lessee shall promptly upon completion furnish Lessor with as-built plans and specifications.  For work which costs an amount in excess of one month’s Base Rent, Lessor may condition its consent upon Lessee providing a lien and completion bond in an amount equal to 150% of the estimated cost of such Alteration or Utility Installation and/or upon Lessee’s posting an additional Security Deposit with Lessor.

(c)           Liens; Bonds.  Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use on the Premises, which claims are or may be secured by any mechanic’s or materialman’s lien against the Premises or any interest therein.  Lessee shall give Lessor not less than 10 days notice prior to the commencement of any work in, on or about the Premises, and Lessor shall have the right to post notices of non-responsibility.  If Lessee shall contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense defend and protect itself, Lessor and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof.  If Lessor shall require, Lessee shall furnish a surety bond in an amount equal to 150% of the amount of such contested lien, claim or demand, indemnifying Lessor against liability for the same.  If Lessor elects to participate in any such action, Lessee shall pay Lessor’s attorneys’ fees and costs.

7.4          Ownership; Removal; Surrender; and Restoration.

(a)           Ownership.  Subject to Lessor’s right to require removal or elect ownership as hereinafter provided, all Alterations and Utility Installations made by Lessee shall be the property of Lessee, but considered a part of the Premises.  Lessor may, at any time, elect in writing to be the owner of all or any specified part of the Lessee Owned Alterations and Utility Installations.  Unless otherwise instructed per paragraph 7.4(b) hereof, all Lessee Owned Alterations and Utility Installations shall, at the expiration or termination of this Lease, become the property of Lessor and be surrendered by Lessee with the Premises.

(b)           Removal.  By delivery to Lessee of written notice from Lessor not earlier than 90 and not later than 30 days prior to the end of the term of this Lease, Lessor may require that any or all Lessee Owned Alterations or Utility Installations be removed by the expiration or termination of this Lease.  Lessor may require the removal at any time of all or any part of any Lessee Owned Alterations or Utility Installations made without the required consent.  Notwithstanding the foregoing, if, at the time Lessee requests Lessor’s consent to install Lessee Owned Alterations and/or Utility Installations Lessee.  Lessee requests Lessor to advise Lessee which, if any, of such proposed Lessee Owned Alterations or Utility Installations Lessee will be required to remove at the end of the Term and Lessor advises Lessee in writing that Lessee is not required to remove particular proposed Lessee Owned Alterations and/or Utility Installations at the end of the Term, Lessor may not thereafter require Lessee to remove any such Lessee Owned Alterations and/or Utility; Installations so specified by Lessor in writing.

(c)           Surrender; Restoration.  Lessee shall surrender the Premises by the Expiration Date or any earlier termination date, with all of the improvements, parts and surfaces thereof broom clean and free of debris, and in good operating order, condition and state of repair, ordinary wear and tear excepted.  “Ordinary wear and tear” shall not include any damage or deterioration that would have been prevented by good maintenance practice.  Notwithstanding the foregoing, if this Lease is for 12 months or less, then Lessee shall surrender the Premises in the same condition as delivered to Lessee on the Start Date with NO allowance for ordinary wear and tear.  Lessee shall repair any damage occasioned by the installation, maintenance or removal of Trade Fixtures, Lessee owned Alterations and/or Utility Installations, furnishings, and equipment as well as the removal of any storage tank installed by or for Lessee.  Lessee shall also completely remove from the Premises any and all Hazardous Substances brought onto the Premises by or for Lessee, or any third party (except Hazardous Substances which were deposited via underground migration from areas outside of the Project) even if such removal would require Lessee to perform or pay for work that exceeds statutory requirements.  Trade Fixtures shall remain the property of Lessee and shall be removed by Lessee.  Any personal property of Lessee not removed on or before the Expiration Date or any earlier termination date shall be deemed to have been abandoned by Lessee and may be disposed of or retained by Lessor as Lessor may desire.  The failure by Lessee to timely vacate the Premises pursuant to this Paragraph 7.4(c) without the express written consent of Lessor shall constitute a holdover under the provisions of Paragraph 26 below.

8.             Insurance; Indemnity.

8.1          Payment of Premiums.  The cost of the premiums for the insurance policies required to be carried by Lessor, pursuant to Paragraphs 8.2(b), 8.3(a) and 8.3(b), shall be a Common Area Operating Expense.  Premiums for policy periods commencing prior to, or extending beyond, the term of this Lease shall be prorated to coincide with the corresponding Start Date or Expiration Date.

8.2          Liability Insurance.

(a)           Carried by Lessee.  Lessee shall obtain and keep in force a Commercial General Liability policy of insurance protecting Lessee and Lessor as an additional insured against claims for bodily injury, personal injury and property damage based upon or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto.  Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $1,000,000 per occurrence with an annual aggregate of not less than $2,000,000.  Lessee shall add Lessor as an additional insured by means of an endorsement at least as broad as the Insurance Service Organization’s “Additional Insured-Managers or Lessors of Premises” Endorsement.  The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an “ insured contract” for the performance of Lessee’s indemnity obligations under this Lease.  The limits of said insurance shall not, however, limit the liability of Lessee nor relieve Lessee of any obligation hereunder.  Lessee shall provide an endorsement on its liability policy(ies) which provides that its insurance shall be primary to and not contributory with any similar insurance carried by Lessor, whose insurance shall be considered excess insurance only.

(b)           Carried by Lessor.  Lessor shall maintain liability insurance as described in Paragraph 8.2(a), in addition to, and not in lieu of, the insurance required to be maintained by Lessee.  Lessee shall not be named as an additional insured therein.

8.3          Property Insurance - Building, Improvements and Rental Value.

(a)           Building and Improvements.  Lessor shall obtain and keep in force a policy or policies of insurance in the name of Lessor, with loss payable to Lessor, any ground-lessor, and to any Lender insuring loss or damage to the Premises.  The amount of such insurance shall be equal to the full insurable replacement cost of the Premises, as the same shall exist from time to time, or the amount required by any Lender, but in no event more than the commercially reasonable and available insurable value thereof.  Lessee Owned Alterations and Utility Installations, Trade Fixtures, and Lessee’s personal property shall be insured by Lessee under Paragraph 8.4.  If the coverage is available and commercially appropriate, such policy or policies shall insure against all risks of direct physical loss or damage (except the perils of flood and/or earthquake unless required by a Lender), including coverage for debris removal and the enforcement of any Applicable Requirements requiring the upgrading, demolition, reconstruction or replacement of any portion of the Premises as the result of a covered loss.  Said policy or policies shall also contain an agreed valuation provision in lieu of any coinsurance clause, waiver of subrogation, and inflation guard protection causing an increase in the annual property insurance coverage amount by a factor of not less than the adjusted U.S. Department of Labor Consumer Price Index for All Urban Consumers for the city nearest to where the Premises are located.  If such insurance coverage has a deductible clause, the deductible amount shall not exceed $5,000 per occurrence.

(b)           Rental Value.  Lessor shall also obtain and keep in force a policy or policies in the name of Lessor with loss payable to Lessor and any Lender, insuring the loss of the full Rent for one year with an extended period of indemnity for an additional 180 days (“Rental Value insurance”).  Said insurance shall contain an agreed valuation provision in lieu of any coinsurance clause, and the amount of coverage shall be adjusted annually to reflect the projected Rent otherwise payable by Lessee, for the next 12 month period.

(c)           Adjacent Premises.  Lessee shall pay for any increase in the premiums for the property insurance of the Building and for the Common Areas or other buildings in the Project if said increase is caused by Lessee’s acts, omissions, use or occupancy of the Premises.

(d)           Lessee’s Improvements.  Since Lessor is the Insuring Party, Lessor shall not be required to insure Lessee, Owned Alterations and Utility Installations unless the item in question has become the property of Lessor under the terms of this Lease.

8.4          Lessee’s Property; Business Interruption Insurance.

(a)           Property Damage.  Lessee shall obtain and maintain insurance coverage on all of Lessee’s personal property, Trade Fixtures, and Lessee Owned Alterations and Utility Installations.  Such insurance shall be full replacement cost coverage with a deductible of not to exceed $5,000 per occurrence.  The proceeds from any such insurance shall be used by Lessee for the replacement of personal property, Trade Fixtures and Lessee Owned Alterations and Utility Installations unless the Lease is terminated due to a casualty, in which case proceeds attributable to Lessee Owned Alterations and Utility Installations shall be delivered to Lessor.  Lessee shall provide Lessor with written evidence that such insurance is in force.

(b)           Business Interruption.  Lessee shall obtain and maintain loss of income and extra expense insurance in amounts as will reimburse Lessee for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent lessees in the business of Lessee or attributable to prevention of access to the Premises as a result of such perils.

(c)           No Representation of Adequate Coverage.  Lessor makes no representation that the limits or forms of coverage of insurance specified herein are adequate to cover Lessee’s property, business operations or obligations under this Lease.

8.5          Insurance Policies.  Insurance required herein shall be by companies duly licensed or admitted to transact business in the state where the Premises are located, and maintaining during the policy term a “General Policyholders Rating” of at least A-, VI, as set forth in the most current issue of “Best’s Insurance Guide”, or such other rating as may be required by a Lender.  Lessee shall not do or permit to be done anything which invalidates the required insurance policies.  Lessee shall, prior to the Start Date, deliver to Lessor certified copies of policies of such insurance or certificates evidencing the existence and amounts of the required insurance which shall, without in any way limiting the provisions of this Article 8, name Lessor as an additional insured as its interest may appear and shall be endorsed to specifically cover contractual indemnity and to state that such coverage as to Lessor is primarily to and not contributory with any insurance carried by Lessor .  No such policy shall be cancelable or subject to modification except after 30 days prior written notice to Lessor.  Lessee shall, at least 10 days prior to the expiration of such policies, furnish Lessor with evidence of renewals or “insurance binders” evidencing renewal thereof, or Lessor may order such insurance and charge the cost thereof to Lessee, which amount shall be payable by Lessee to Lessor upon demand.  Such policies shall be for a term of at least one year, or the length of the remaining term of this Lease, whichever is less.  If either Party shall fail to procure and maintain the insurance required to be carried by it, the other Party may, but shall not be required to, procure and maintain the same.

8.6          Waiver of Subrogation.  Without affecting any other rights or remedies, Lessee and Lessor each hereby release and relieve the other, and waive their entire right to recover damages against the other, for loss of or damage to its property arising out of or incident to the perils required to be insured against herein.  The effect of such releases and waivers is not limited by the amount of insurance carried or required, or by any deductibles applicable hereto.  The Parties agree to have their respective property damage insurance carriers waive any right to subrogation that such companies may have against Lessor or Lessee, as the case may be, so long as the insurance is not invalidated thereby.

8.7          Indemnity.

(a)           Except for Lessor’s gross negligence or willful misconduct, Lessee shall indemnify, protect, defend and hold harmless the Premises, Lessor and its agents, Lessor’s master or ground lessor, partners and Lenders, from and against any and all claims, loss of rents and/or damages, liens, judgments, penalties, attorneys’ and consultants’ fees, expenses and/or liabilities arising out of, involving, or in connection with, the use and/or occupancy of the Premises by Lessee.  If any action or proceeding is brought against Lessor by reason of any of the foregoing matters, Lessee shall upon notice defend the same at Lessee’s expense by counsel reasonably satisfactory to Lessor and Lessor shall cooperate with Lessee in such defense.  Lessor need not have first paid any such claim in order to be defended or indemnified.

(b)           Lessor agrees to indemnify, defend and hold Lessee harmless from and against all liabilities, losses, demands, actions, expenses or claims, including reasonable attorneys’ fees and court costs, for injury to or death of any person or for damages to any property or for violation of law caused solely by (i) any breach or default in the performance of any obligation of Lessor under this Lease and (ii) any gross negligence or willful misconduct by Lessor or its agents or employees in or about the Premises, Building or Project; provided, however, that in no event shall Lessor be responsible for any consequential damages; and provided further that the foregoing is subject to the provisions of Paragraphs 8.6, 8.8 and and 17.

8.8          Exemption of Lessor and its Agents from Liability.  Notwithstanding the negligence or breach of this Lease by Lessor or its agents, neither Lessor nor its agents shall be liable under any circumstances for: (i) injury or damage to the person or goods, wares, merchandise or other property of Lessee, Lessee’s employees, contractors, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, indoor air quality, the presence of mold or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, HVAC or lighting fixtures, or from any other cause, whether the said injury or damage results from conditions arising upon the Premises or upon other portions of the Building, or from other sources or places, (ii) any damages arising from any act or neglect of any other tenant of Lessor or from the failure of Lessor or its agents to enforce the provisions of any other lease in the Project, or (iii) injury to Lessee’s business or for any loss of income or profit therefrom.  Instead, it is intended that Lessee’s sole recourse in the event of such damages or injury be to file a claim on the insurance policy(ies) that Lessee is required to maintain pursuant to the provisions of paragraph 8.

8.9          Failure to Provide Insurance.  Lessee acknowledges that any failure on its part to obtain or maintain the insurance required herein will expose Lessor to risks and potentially cause Lessor to incur costs not contemplated by this Lease, the extent of which will be extremely difficult to ascertain.  Accordingly, for any month or portion thereof that Lessee does not maintain the required insurance and/or does not provide Lessor with the required binders or certificates evidencing the existence of the required insurance, the Base Rent shall be automatically increased, without any requirement for notice to Lessee, by an amount equal to 10% of the then existing Base Rent or $100, whichever is greater.  The parties agree that such increase in Base Rent represents fair and reasonable compensation for the additional risk/costs that Lessor will incur by reason of Lessee’s failure to maintain the required insurance.  Such increase in Base Rent shall in no event constitute a waiver of Lessee’s Default or Breach with respect to the failure to maintain such insurance, prevent the exercise of any of the other rights and remedies granted hereunder, nor relieve Lessee of its obligation to maintain the insurance specified in this Lease.

9.             Damage or Destruction.

9.1          Definitions.

(a)           “Premises Partial Damage” shall mean damage or destruction to the improvements on the Premises, other than Lessee Owned Alterations and Utility Installations, which can reasonably be repaired in 6 months or less from the date of the damage or destruction, and the cost thereof does not exceed a sum equal to 12 month’s Base Rent.  Lessor shall notify Lessee in writing within 30 days from the date of the damage or destruction as to whether or not the damage is Partial or Total.  Notwithstanding the foregoing, Premises Partial Damage shall not include damage to windows, doors, and/or other similar items which Lessee has the responsibility to repair or replace pursuant to the provisions of Paragraph 7.1.

(b)           “Premises Total Destruction” shall mean damage or destruction to the improvements on the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which cannot reasonably be repaired in 6 months or less from the date of the damage or destruction and/or the cost thereof exceeds a sum equal to 12 month’s Base Rent.  Lessor shall notify Lessee in writing within 30 days from the date of the damage or destruction as to whether or not the damage is Partial or Total.

(c)           “Insured Loss” shall mean damage or destruction to improvements on the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which was caused by an event required to be covered by the insurance described in Paragraph 8.3(a), irrespective of any deductible amounts or coverage limits involved.

(d)           “Replacement Cost” shall mean the cost to repair or rebuild the improvements owned by Lessor at the time of the occurrence to their condition existing immediately prior thereto, including demolition, debris removal and upgrading required by the operation of Applicable Requirements, and without deduction for depreciation.

(e)           “Hazardous Substance Condition” shall mean the occurrence or discovery of a condition involving the presence of, or a contamination by, a Hazardous Substance as defined in Paragraph 6.2(a), in, on, or under the Premises which requires repair, remediation, or restoration.

9.2          Partial Damage - Insured Loss.  If a Premises Partial Damage that is an Insured Loss occurs, then Lessor shall, at Lessor’s expense, repair such damage (but not Lessee’s Trade Fixtures or Lessee Owned Alterations and Utility Installations) as soon as reasonably possible and this Lease shall continue in full force and effect.  Notwithstanding the foregoing, if the required insurance was not in force or the insurance proceeds are not sufficient to effect such repair, the Insuring Party shall promptly contribute the shortage in proceeds as and when required to complete said repairs.  In the event, however, such shortage was due to the fact that, by reason of the unique nature of the improvements, full replacement cost insurance coverage was not commercially reasonable and available, Lessor shall have no obligation to pay for the shortage in insurance proceeds or to fully restore the unique aspects of the Premises unless Lessee provides Lessor with the funds to cover same, or adequate assurance thereof, within 10 business days following receipt of written notice of such shortage and request therefor.  If Lessor receives said funds or adequate assurance thereof within said 10 business day period, the party responsible for making the repairs shall complete them as soon as reasonably possible and this Lease shall remain in full force and effect.  If such funds or assurance are not received, Lessor may nevertheless elect by written notice to Lessee within 10 business days thereafter to: (i) make such restoration and repair as is commercially reasonable with Lessor paying any shortage in proceeds, in which case this Lease shall remain in full force and effect, or (ii) have this Lease terminate 120 days thereafter; provided, however, if Lessee’s use of the Premises during such 120 day period presents a risk of property damage and/or personal injury as a result of the Premises Partial Damage in issue, then Lessor’s notice may specify such shorter time period as Lessor reasonably deems advisable under the circumstances .  Lessee shall not be entitled to reimbursement of any funds contributed by Lessee to repair any such damage or destruction.  Premises Partial Damage due to flood or earthquake shall be subject to Paragraph 9.3, notwithstanding that there may be some insurance coverage, but the net proceeds of any such insurance shall be made available for the repairs if made by either Party.

9.3          Partial Damage - Uninsured Loss.  If a Premises Partial Damage that is not an Insured Loss occurs, unless caused by a negligent or willful act of Lessee (in which event Lessee shall make the repairs at Lessee’s expense), Lessor may either: (i) repair such damage as soon as reasonably possible at Lessor’s expense, in which event this Lease shall continue in full force and effect, or (ii) terminate this Lease by giving written notice to Lessee within 30 days after receipt by Lessor of knowledge of the occurrence of such damage.  Such termination shall be effective 120 days following the date of such notice; provided, however, if Lessee’s use of the Premises during such 120 day period presents a risk of property damage and/or personal injury as a result of the Premises Partial Damage in issue, then Lessor’s notice may specify such shorter time period as Lessor reasonably deems advisable under the circumstances..  In the event Lessor elects to terminate this Lease, Lessee shall have the right within 10 business days after receipt of the termination notice to give written notice to Lessor of Lessee’s commitment to pay for the repair of such damage without reimbursement from Lessor.  Lessee shall provide Lessor with said funds or satisfactory assurance thereof within 30 days after making such commitment.  In such event this Lease shall continue in full force and effect, and Lessor shall proceed to make such repairs as soon as reasonably possible after the required funds are available.  If Lessee does not make the required commitment, this Lease shall terminate as of the date specified in the termination notice.

9.4          Total Destruction.  Notwithstanding any other provision hereof, if a Premises Total Destruction occurs, this Lease shall terminate days following such Destruction; provided, however, if Lessee’s use of the Premises during such 120 day period presents a risk of property damage and/or personal injury as a result of the Premises Total Destruction in issue, then Lessor may by notice to Lessee terminate this Lease on such shorter time period as Lessor reasonably deems advisable under the circumstances. .  If the damage or destruction was caused by the gross negligence or willful misconduct of Lessee, Lessor shall have the right to recover Lessor’s damages from Lessee, except as provided in Paragraph 8.6.

9.5          Damage Near End of Term.  If at any time during the last 6 months of this Lease there is damage for which the cost to repair exceeds one month’s Base Rent and is estimated by Lessor (in its sole but reasonable discretion) will take more than 90 days to complete the necessary repairs , whether or not an Insured Loss, either Party may terminate this Lease effective 120 days following the date of occurrence of such damage by giving a written termination notice to the other Party within 30 days after the date of occurrence of such damage; provided, however, if Lessee’s use of the Premises during such 120 day period presents a risk of property damage and/or personal injury as a result of the damage in issue, then Lessor may specify such shorter time period as Lessor reasonably deems advisable under the circumstances, whereupon the Lease will terminate at the expiration of such shorter time period.  Notwithstanding the foregoing, if Lessee at that time has an exercisable option to extend this Lease or to purchase the Premises, then Lessee may preserve this Lease by, (a) exercising such option and (b) providing Lessor with any shortage in insurance proceeds (or adequate assurance thereof) needed to make the repairs on or before the earlier of (i) the date which is 10 days after Lessee’s receipt of Lessor’s written notice purporting to terminate this Lease, or (ii) the day prior to the date upon which such option expires.  If Lessee duly exercises such option during such period and provides Lessor with funds (or adequate assurance thereof) to cover any shortage in insurance proceeds, Lessor shall, at Lessor’s commercially reasonable expense, repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect.  If Lessee fails to exercise such option and provide such funds or assurance during such period, then this Lease shall terminate on the date specified in the termination notice and Lessee’s option shall be extinguished.

9.6          Abatement of Rent; Lessee’s Remedies.

(a)           Abatement.  In the event of Premises Partial Damage or Premises Total Destruction or a Hazardous Substance Condition for which Lessee is not responsible under this Lease, the Rent payable by Lessee for the period required for the repair, remediation or restoration of such damage shall be abated in proportion to the degree to which Lessee’s use of the Premises is impaired, but not to exceed the proceeds received from the Rental Value insurance.  All other obligations of Lessee hereunder shall be performed by Lessee, and Lessor shall have no liability for any such damage, destruction, remediation, repair or restoration except as provided herein.

(b)           Remedies.  If Lessor is obligated to repair or restore the Premises and does not commence, in a substantial and meaningful way, such repair or restoration within 90 days after such obligation shall accrue, Lessee may, at any time prior to the commencement of such repair or restoration, give written notice to Lessor and to any Lenders of which Lessee has actual notice, of Lessee’s election to terminate this Lease on a date not less than 60 days following the giving of such notice.  If Lessee gives such notice and such repair or restoration is not commenced within 30 days thereafter, this Lease shall terminate as of the date specified in said notice.  If the repair or restoration is commenced within such 30 days, this Lease shall continue in full force and effect.  “Commence” shall mean either the unconditional authorization of the preparation of the required plans, or the beginning of the actual work on the Premises, whichever first occurs.

9.7          Termination; Advance Payments.  Upon termination of this Lease pursuant to Paragraph 6.2(g) or Paragraph 9, an equitable adjustment shall be made concerning advance Base Rent and any other advance payments made by Lessee to Lessor.  Lessor shall, in addition, return to Lessee so much of Lessee’s Security Deposit as has not been, or is not then required to be, used by Lessor.

10.          Real Property Taxes.

10.1        Definition.  As used herein, the term “Real Property Taxes” shall include any form of assessment; real estate, general, special, ordinary or extraordinary, or rental levy or tax (other than inheritance, personal income or estate taxes); improvement bond; and/or license fee imposed upon or levied against any legal or equitable interest of Lessor in the Project, Lessor’s right to other income therefrom, and/or Lessor’s business of leasing, by any authority having the direct or indirect power to tax and where the funds are generated with reference to the Project address and where the proceeds so generated are to be applied by the city, county or other local taxing authority of a jurisdiction within which the Project is located.  The term “Real Property Taxes” shall also include any tax, fee, levy, assessment or charge, or any increase therein: (i) imposed by reason of events occurring during the term of this Lease, including but not limited to, a change in the ownership of the Project, (ii) a change in the improvements thereon, and/or (iii) levied or assessed on machinery or equipment provided by Lessor to Lessee pursuant to this Lease.  In calculating Real Property Taxes for any calendar year, the Real Property Taxes for any real estate tax year shall be included in the calculation of Real Property Taxes for such calendar year based upon the number of days which such calendar year and tax year have in common.

10.2        Payment of Taxes.  Except as otherwise provided in Paragraph 10.3, Lessor shall pay the Real Property Taxes applicable to the Project, and said payments shall be included in the calculation of Common Area Operating Expenses in accordance with the provisions of Paragraph 4.2.

10.3        Additional Improvements.  Common Area Operating Expenses shall not include Real Property Taxes specified in the tax assessor’s records and work sheets as being caused by additional improvements placed upon the Project by other lessees or by Lessor for the exclusive enjoyment of such other lessees.  Notwithstanding Paragraph 10.2 hereof, Lessee shall, however, pay to Lessor at the time Common Area Operating Expenses are payable under Paragraph 4.2, the entirety of any increase in Real Property Taxes if assessed solely by reason of Alterations, Trade Fixtures or Utility Installations

placed upon the Premises by Lessee or at Lessee’s request or by reason of any alterations or improvements to the Premises made by Lessor subsequent to the execution of this Lease by the Parties.

10.4        Joint Assessment.  If the Building is not separately assessed, Real Property Taxes allocated to the Building shall be an equitable proportion of the Real Property Taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be determined by Lessor from the respective valuations assigned in the assessor’s work sheets or such other information as may be reasonably available.  Lessor’s reasonable determination thereof, in good faith, shall be conclusive.

10.5        Personal Property Taxes.  Lessee shall pay prior to delinquency all taxes assessed against and levied upon Lessee Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all personal property of Lessee contained in the Premises.  When possible, Lessee shall cause its Lessee Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor.  If any of Lessee’s said property shall be assessed with Lessor’s real property, Lessee shall pay Lessor the taxes attributable to Lessee’s property within 10 days after receipt of a written statement setting forth the taxes applicable to Lessee’s property.

11.          Utilities and Services.  Lessee shall pay for all water, gas, heat, light, power, telephone, trash disposal and other utilities and services supplied to the Premises, together with any taxes thereon.  Notwithstanding the provisions of Paragraph 4.2, if at any time in Lessor’s sole judgment, Lessor determines that Lessee is using a disproportionate amount of water, electricity or other commonly metered utilities, or that Lessee is generating such a large volume of trash as to require an increase in the size of the trash receptacle and/or an increase in the number of times per month that it is emptied, then Lessor may increase Lessee’s Base Rent by an amount equal to such increased costs.  There shall be no abatement of Rent and Lessor shall not be liable in any respect whatsoever for the inadequacy, stoppage, interruption or discontinuance of any utility or service due to riot, strike, labor dispute, breakdown, accident, repair or other cause beyond Lessor’s reasonable control or in cooperation with governmental request or directions.  Notwithstanding the foregoing, in the event service to the Premises is completely interrupted for a period of in excess of five (5) consecutive business days and the Premises are rendered untenantable by reason thereof then, so long as such interruption is not caused in whole or in part by Lessee or any person for whom Lessee is responsible, Base Rent shall abate from and after the expiration of such five (5) business day period until such service is restored to the extent that Lessor is compensated therefor by rental interruption insurance.

12.          Assignment and Subletting.

12.1        Lessor’s Consent Required.

(a)           Lessee shall not voluntarily or by operation of law assign, transfer, mortgage or encumber (collectively, “assign or assignment”) or sublet all or any part of Lessee’s interest in this Lease or in the Premises without Lessor’s prior written consent.

(b)           Unless Lessee is a corporation and its stock is publicly traded on a national stock exchange, a change in the control of Lessee shall constitute an assignment requiring consent.  The transfer or dilution by issuance of additional capital stock, on a cumulative basis, of 50% or more of the voting control of Lessee shall constitute a change in control for this purpose.

(c)           The involvement of Lessee or its assets in any transaction, or series of transactions (by way of merger, sale, acquisition, financing, transfer, leveraged buy-out or otherwise), whether or not a formal assignment or hypothecation of this Lease or Lessee’s assets occurs, which results or will result in a reduction of the Net Worth of Lessee by an amount greater than 25% of such Net Worth as it was represented at the time of the execution of this Lease or at the time of the most recent assignment to which Lessor has consented, or as it exists immediately prior to said transaction or transactions constituting such reduction, whichever was or is greater, shall be considered an assignment of this Lease to which Lessor may withhold its consent.  “Net Worth of Lessee” shall mean the net worth of Lessee (excluding any guarantors) established under generally accepted accounting principles.

(d)           An assignment or subletting without consent shall, at Lessor’s option, be a Default curable after notice per Paragraph 13.1(c), or a noncurable Breach without the necessity of any notice and grace period.  If Lessor elects to treat such unapproved assignment or subletting as a noncurable Breach, Lessor may terminate this Lease.  Further, in the event of such Breach and rental adjustment, (i) the purchase price of any option to purchase the Premises held by Lessee shall be subject to similar adjustment to 110% of the price previously in effect, and (ii) all fixed and non-fixed rental adjustments scheduled during the remainder of the Lease term shall be increased to 110% of the scheduled adjusted rent.

(e)           Lessee’s remedy for any breach of Paragraph 12.1 by Lessor shall be limited to compensatory damages and/or injunctive relief.

(f)            Lessor may reasonably withhold consent to a proposed assignment or subletting if Lessee is in Default at the time consent is requested.

(g)           Notwithstanding the provisions of this Paragraph 12.1, Lessor’s prior written consent shall not be required in connection with an assignment of this Lease or a sublease of the entire Premises in connection with the sale of all or substantially all of Lessee’s assets or capital stock in a single integrated transaction, or in connection with a merger of Lessee and another entity where the surviving entity, after the merger, has a net worth at least equal to that of Lessee as of the date of this Lease prior to the merger (each of which transferees are referred to herein as a “Permitted Transferee”), provided that, in connection therewith, (i) there is no change in use of the Premises, (ii) Lessee remains liable for all obligations of the Lessee pursuant to this Lease, (ii) there does not exist a Breach or Default by Lessee hereunder, (iv) any such sublease shall be subject to the terms and conditions of this Lease, and (v) within ten (10) days after the effective date thereof, Lessee delivers to Lessor an agreement in form satisfactory to Lessor, in the case of an assignment, an agreement whereby the transferee assumes all of the obligations of Lessee hereunder and, in the case of a sublease, a copy of the sublease, in each case fully executed by Lessee and the transferee.

12.2        Terms and Conditions Applicable to Assignment and Subletting.

(a)           Regardless of Lessor’s consent, no assignment or subletting shall: (i) be effective without the express written assumption by such assignee or sublessee of the obligations of Lessee under this Lease, (ii) release Lessee of any obligations hereunder, or (iii) alter the primary liability of Lessee for the payment of Rent or for the performance of any other obligations to be performed by Lessee.

(b)           Lessor may accept Rent or performance of Lessee’s obligations from any person other than Lessee pending approval or disapproval of an assignment.  Neither a delay in the approval or disapproval of such assignment nor the acceptance of Rent or performance shall constitute a waiver or estoppel of Lessor’s right to exercise its remedies for Lessee’s Default or Breach.

(c)           Lessor’s consent to any assignment or subletting shall not constitute consent to any subsequent assignment or subletting.

(d)           In the event of any Breach by Lessee, Lessor may proceed directly against Lessee or anyone else responsible for the performance of Lessee’s obligations under this Lease, including any assignee or sublessee, without first exhausting Lessor’s remedies against any other person or entity responsible therefore to Lessor, or any security held by Lessor.

(e)           Each request for consent to an assignment or subletting shall be in writing, accompanied by information relevant to Lessor’s determination as to the financial and operational responsibility and appropriateness of the proposed assignee or sublessee, including but not limited to the intended use and/or required modification of the Premises, if any, together with a fee of $500 as consideration for Lessor’s considering and processing said request.  Lessee agrees to provide Lessor with such other or additional information and/or documentation as may be reasonably requested.  (See also Paragraph 36)

(f)            Any assignee of, or sublessee under, this Lease shall, by reason of accepting such assignment, entering into such sublease, or entering into possession of the Premises or any portion thereof, be deemed to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Lessee during the term of said assignment or sublease, other than such obligations as are contrary to or inconsistent with provisions of an assignment or sublease to which Lessor has specifically consented to in writing.

(g)           Lessor’s consent to any assignment or subletting shall not transfer to the assignee or sublessee any Option granted to the original Lessee by this Lease unless such transfer is specifically consented to by Lessor in writing.  (Subject to Paragraph 39.2)

12.3        Additional Terms and Conditions Applicable to Subletting.  The following terms and conditions shall apply to any subletting by Lessee of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

(a)           Lessee hereby assigns and transfers to Lessor all of Lessee’s interest in all Rent payable on any sublease, and Lessor may collect such Rent and apply same toward Lessee’s obligations under this Lease; provided, however, that until a Breach shall occur in the performance of Lessee’s obligations, Lessee may collect said Rent.  In the event that the amount collected by Lessor exceeds Lessee’s then outstanding obligations any such excess shall be refunded to Lessee.  Lessor shall not, by reason of the foregoing or any assignment of such sublease, nor by reason of the collection of Rent, be deemed liable to the sublessee for any failure of Lessee to perform and comply with any of Lessee’s obligations to such sublessee.  Lessee hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Lessor stating that a Breach exists in the performance of Lessee’s obligations under this Lease, to pay to Lessor all Rent due and to become due under the sublease.  Sublessee shall rely upon any such notice from Lessor and shall pay all Rents to Lessor without any obligation or right to inquire as to whether such Breach exists, notwithstanding any claim from Lessee to the contrary.

(b)           In the event of a Breach by Lessee, Lessor may, at its option, require sublessee to attorn to Lessor, in which event Lessor shall undertake the obligations of the sublessor under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however, Lessor shall not be liable for any prepaid rents or security deposit paid by such sublessee to such sublessor or for any prior Defaults or Breaches of such sublessor.

(c)           Any matter requiring the consent of the sublessor under a sublease shall also require the consent of Lessor.

(d)           No sublessee shall further assign or sublet all or any part of the Premises without Lessor’s prior written consent.

(e)           Lessor shall deliver a copy of any notice of Default or Breach by Lessee to the sublessee, who shall have the right to cure the Default of Lessee within the grace period, if any, specified in such notice.  The sublessee shall have a right of reimbursement and offset from and against Lessee for any such Defaults cured by the sublessee.

13.          Default; Breach; Remedies.

13.1        Default; Breach.  A “Default” is defined as a failure by the Lessee to comply with or perform any of the terms, covenants, conditions or Rules and Regulations under this Lease.  A “Breach” is defined as the occurrence of one or more of the following Defaults, and the failure of Lessee to cure such Default within any applicable grace period:

(a)           The abandonment of the Premises; or the vacating of the Premises without providing a commercially reasonable level of security, or where the coverage of the property insurance described in Paragraph 8.3 is jeopardized as a result thereof, or without providing reasonable assurances to minimize potential vandalism.

(b)           The failure of Lessee to make any payment of Rent or any Security Deposit required to be made by Lessee hereunder, whether to Lessor or to a third party, when due, to provide reasonable evidence of insurance or surety bond, or to fulfill any obligation under this Lease which endangers or threatens life or property, where such failure continues for a period of 3 business days following written notice to Lessee.  THE ACCEPTANCE BY LESSOR OF A PARTIAL PAYMENT OF RENT OR SECURITY DEPOSIT SHALL NOT CONSTITUTE A WAIVER OF ANY OF LESSOR’S RIGHTS, INCLUDING LESSOR’S RIGHT TO RECOVER POSSESSION OF THE PREMISES.

(c)           The failure of Lessee to allow Lessor and/or its agents access to the Premises or the commission of waste, act or acts constituting public or private nuisance, and/or an illegal activity on the Premises by Lessee, where such actions continue for a period of 3 business days following written notice to Lessee.

(d)           The failure by Lessee to provide (i) reasonable written evidence of compliance with Applicable Requirements, (ii) the service contracts, (iii) the rescission of an unauthorized assignment or subletting, (iv) an Estoppel Certificate or financial statements, (v) a requested subordination, (vi) evidence concerning any guaranty and/or Guarantor, (vii) any document requested under Paragraph 41, (viii) material data safety sheets (MSDS), or (ix) any other documentation or information which Lessor may reasonably require of Lessee under the terms of this Lease, where any such failure continues for a period of 10 business days following written notice to Lessee.

(e)           A Default by Lessee as to the terms, covenants, conditions or provisions of this Lease, or of the rules adopted under Paragraph 2.9 hereof, other than those described in subparagraphs 13.1(a), (b), (c) or (d), above, where such Default continues for a period of 30 days after written notice; provided, however, that if the nature of Lessee’s Default is such that more than 30 days are reasonably required for its cure, then it shall not be deemed to be a Breach if Lessee commences such cure within said 30 day period and thereafter diligently prosecutes such cure to completion.

(f)            The occurrence of any of the following events: (i) the making of any general arrangement or assignment for the benefit of creditors; (ii) becoming a “debtor” as defined in 11 U.S.C. § 101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within 60 days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease where possession is not restored to Lessee within 30 days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where such seizure is not discharged within 30 days; provided, however, in the event that any provision of this subparagraph is contrary to any applicable law, such provision shall be of no force or effect, and not affect the validity of the remaining provisions.

(g)           The discovery that any financial statement of Lessee or of any Guarantor given to Lessor was materially false.

13.2        Remedies.  If Lessee fails to perform any of its affirmative duties or obligations, within 10 businessdays after written notice (or in case of an emergency, i.e., a situation which presents a risk of personal injury and/or property damage, without notice), Lessor may, at its option, perform such duty or obligation on Lessee’s behalf, including but not limited to the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals.  Lessee shall pay to Lessor an amount equal to 115% of the costs and expenses incurred by Lessor in such performance upon receipt of an invoice therefor.  In the event of a Breach, Lessor may, with or without further notice or demand, and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such Breach:

(a)           Terminate Lessee’s right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession to Lessor.  In such event Lessor shall be entitled to recover from Lessee: (i) the unpaid Rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by the Lessee’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys’ fees, and that portion of any leasing commission paid by Lessor in connection with this Lease applicable to the unexpired term of this Lease.  The worth at the time of award of the amount referred to in provision (iii) of the immediately preceding sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of the District within which the Premises are located at the time of award plus one percent.  Efforts by Lessor to mitigate damages caused by Lessee’s Breach of this Lease shall not waive Lessor’s right to recover damages under Paragraph 12.  If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Lessor shall have the right to recover in such proceeding any unpaid Rent and damages as are recoverable therein, or Lessor may reserve the right to recover all or any part thereof in a separate suit.  If a notice and grace period required under Paragraph 13.1 was not previously given, a notice to pay rent or quit, or to perform or quit given to Lessee under the unlawful detainer statute shall also constitute the notice required by Paragraph 13.1.  In such case, the applicable grace period required by Paragraph 13.1 and the unlawful detainer statute shall run concurrently, and the failure of Lessee to cure the Default within the greater of the two such grace periods shall constitute both an unlawful detainer and a Breach of this Lease entitling Lessor to the remedies provided for in this Lease and/or by said statute.

(b)           Continue the Lease and Lessee’s right to possession and recover the Rent as it becomes due, in which event Lessee may sublet or assign, subject only to reasonable limitations.  Acts of maintenance, efforts to relet, and/or the appointment of a receiver to protect the Lessor’s interests, shall not constitute a termination of the Lessee’s right to possession.

(c)           Pursue any other remedy now or hereafter available under the laws or judicial decisions of the state wherein the Premises are located.  The expiration or termination of this Lease and/or the termination of Lessee’s right to possession shall not relieve Lessee from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term hereof or by reason of Lessee’s occupancy of the Premises.

13.3        [Intentionally Omitted]

13.4        Late Charges.  Lessee hereby acknowledges that late payment by Lessee of Rent will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain.  Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Lessor by any Lender.  Accordingly, if any Rent shall not be received by Lessor within 5 business days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall immediately pay to Lessor a one-time late charge equal to 6% of each such overdue amount or $100, whichever is greater.  The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of such late payment.  Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee’s Default or Breach with respect to such overdue amount, nor prevent the exercise of any of the other rights and remedies granted hereunder.  In the event that a late charge is payable hereunder, whether or not collected, for 3 consecutive installments of Base Rent, then notwithstanding any provision of this Lease to the contrary, Base Rent shall, at Lessor’s option, become due and payable quarterly in advance.

13.5        Interest.  Any monetary payment due Lessor hereunder, other than late charges, not received by Lessor, when due as to scheduled payments (such as Base Rent) or within 30 days following the date on which it was due for non-scheduled payment, shall bear interest from the date when due, as to scheduled payments, or the 31st day after it was due as to non-scheduled payments.  The interest (“Interest”) charged shall be computed at the rate of 10% per annum but shall not exceed the maximum rate allowed by law.  Interest is payable in addition to the potential late charge provided for in Paragraph 13.4.

13.6        Breach by Lessor.

(a)           Notice of Breach.  Lessor shall not be deemed in breach of this Lease unless Lessor fails within a reasonable time to perform an obligation required to be performed by Lessor.  In determining what time is reasonable, Lessor shall take into account whether the breach presents an emergency situation (i.e., a situation presenting an imminent risk of material property damages and/or personal injury).  For purposes of this Paragraph, a reasonable time shall in no event be less than 30 days after receipt by Lessor, and any Lender whose name and address shall have been furnished Lessee in writing for such purpose, of written notice specifying wherein such obligation of Lessor has not been performed; provided, however, that if the nature of Lessor’s obligation is such that more than 30 days are reasonably required for its performance, then Lessor shall not be in breach if performance is commenced within such 30 day period and thereafter diligently pursued to completion.

(b)           Performance by Lessee on Behalf of Lessor.  In the event that neither Lessor nor Lender cures said breach within 30 days after receipt of said notice, or if having commenced said cure they do not diligently pursue it to completion, then Lessee may, after expiration of such thirty (30) day period, provide Lessor with a second notice of such failure, specifying what Lessee proposes as the nature and cost of the cure thereof.  If Lessor fails to commence to cure such failure within five (5) business days after receipt of Lessee’s second notice,Lessee may perform the cure identified in Lessee’s second notice and Lessor shall reimburse to Lessee the out-of-pocket costs incurred by Lessee in so doing, but in no event in excess of the cost of the cure specified in Lessee’s notice, within ten (10) days after receipt of Lessee’s invoice therefor accompanied by documentary evidence reasonably satisfactory to Lessor.  If Lessor fails to so reimburse Lessee, Lessee may offset such amount required to be reimbursed by Lessor from the rental next coming due under this Lease.

14.          Condemnation.  If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power (collectively “Condemnation”), this Lease shall terminate as to the part taken as of the date the condemning authority takes title or possession, whichever first occurs.  If more than 10% of the floor area of the Unit, or more than 25% of the parking spaces is taken by Condemnation, Lessee may, at Lessee’s option, to be exercised in writing within 10 business days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within 10 business days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession.  If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in proportion to the reduction in utility of the Premises caused by such Condemnation.  Condemnation awards and/or payments shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold, the value of the part taken, or for severance damages; provided, however, that Lessee shall be entitled to any compensation paid by the condemnor for Lessee’s relocation expenses, loss of business goodwill and/or Trade Fixtures, without regard to whether or not this Lease is terminated pursuant to the provisions of this Paragraph.  All Alterations and Utility Installations made to the Premises by Lessee, for purposes of Condemnation only, shall be considered the property of the Lessee and Lessee shall be entitled to any and all compensation which is payable therefor.  In the event that this Lease is not terminated by reason of the Condemnation, Lessor shall promptly and diligently after receiving condemnation proceeds repair any damage to the Premises caused by such Condemnation.

15.          Brokerage Fees.

15.1        [Intentionally Omitted]

15.2        [Intentionally Omitted]

15.3        Representations and Indemnities of Broker Relationships.  Lessee and Lessor each represent and warrant to the other that it has had no dealings with any person, firm, broker or finder (other than the Brokers, if any) in connection with this Lease, and that no one other than said named Brokers is entitled to any commission or finder’s fee in connection herewith.  Lessee and Lessor do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying Party, including any costs, expenses, attorneys’ fees reasonably incurred with respect thereto.

16.          Estoppel Certificates.

(a)           Each Party (as “Responding Party”) shall within 10 days after written notice from the other Party (the “Requesting Party”) execute, acknowledge and deliver to the Requesting Party a statement in writing in form similar to the then most current “Estoppel Certificate” form published by the AIR Commercial Real Estate Association, plus such additional information, confirmation and/or statements as may be reasonably requested by the Requesting Party.

(b)           If the Responding Party shall fail to execute or deliver the Estoppel Certificate within such 10 day period, the Requesting Party may execute an Estoppel Certificate stating that: (i) the Lease is in full force and effect without modification except as may be represented by the Requesting Party, (ii) there are no uncured defaults in the Requesting Party’s performance, and (iii) if Lessor is the Requesting Party, not more than one month’s rent has been paid in advance.  Prospective purchasers and encumbrancers may rely upon the Requesting Party’s Estoppel Certificate, and the Responding Party shall be estopped from denying the truth of the facts contained in said Certificate.

(c)           If Lessor desires to finance, refinance, or sell the Premises, or any part thereof, Lessee within 10 days after written notice from Lessor deliver to any potential lender or purchaser designated by Lessor such financial statements as may be reasonably required by such lender or purchaser, including but not limited to Lessee’s financial statements for the past 3 years.  All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

17.          Definition of Lessor.  The term “Lessor” as used herein shall mean the owner or owners at the time in question of the fee title to the Premises, or, if this is a sublease, of the Lessee’s interest in the prior lease.  In the event of a transfer of Lessor’s title or interest in the Premises or this Lease, Lessor shall deliver to the transferee or assignee (in cash or by credit) any unused Security Deposit held by Lessor.  Upon such transfer or assignment and delivery of the Security Deposit, as aforesaid, the prior Lessor shall be relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by the Lessor.  Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Lessor shall be binding only upon the Lessor as hereinabove defined.

18.          Severability.  The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

19.          Days.  Unless otherwise specifically indicated to the contrary, the word “days” as used in this Lease shall mean and refer to calendar days.

20.          Limitation on Liability.  The obligations of Lessor under this Lease shall not constitute personal obligations of Lessor, or its partners, members, directors, officers or shareholders, and Lessee shall look to the Premises, and to no other assets of Lessor, for the satisfaction of any liability of Lessor with respect to this Lease, and shall not seek recourse against Lessor’s partners, members, directors, officers or shareholders, or any of their personal assets for such satisfaction.

21.          Time of Essence.  Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

22.          No Prior or Other Agreements.  This Lease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective.

23.          Notices.

23.1        Notice Requirements.  All notices required or permitted by this Lease or applicable law shall be in writing and may be delivered in person (by hand or by courier) or may be sent by regular, certified or registered mail or nationally recognized overnight courier, with postage prepaid, or by facsimile transmission, and shall be deemed sufficiently given if served in a manner specified in this Paragraph 23.  The addresses noted adjacent to a Party’s signature on this Lease shall be that Party’s address for delivery or mailing of notices.  Either Party may by written notice to the other specify a different address for notice, except that upon Lessee’s taking possession of the Premises, the Premises shall constitute Lessee’s address for notice.  A copy of all notices to Lessee shall he delivered to the law firm specified below Lessee’s signature block.  A copy of all notices to Lessor shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate in writing.

23.2        Date of Notice.  Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon.  If sent by regular mail the notice shall be deemed given 72 hours after the same is addressed as required herein and mailed with postage prepaid.  Notices delivered by United States Express Mail or overnight courier that guarantee next day delivery shall be deemed given 24 hours after delivery of the same to the Postal Service or courier.  Notices transmitted by facsimile transmission or similar means shall be deemed delivered upon telephone confirmation of receipt (confirmation report from fax machine is sufficient), provided a copy is also delivered via delivery or mail.  If notice is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day.

24.          Waivers.

(a)           No waiver by Lessorof theDefault orBreach ofany term,covenant orcondition hereofby Lessee,shall bedeemed awaiver ofany other term, covenant or condition hereof, or of any subsequent Default or Breach by Lessee of the same or of any other term, covenant or condition hereof.  Lessor’s consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor’s consent to, or approval of, any subsequent or similar act by Lessee, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent.

(b)           The acceptance of Rent by Lessor shall not be a waiver of any Default or Breach by Lessee.  Any payment by Lessee may be accepted by Lessor on account of moneys or damages due Lessor, notwithstanding any qualifying statements or conditions made by Lessee in connection therewith, which such statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Lessor at or before the time of deposit of such payment.

(c)           THE PARTIES AGREE THAT THE TERMS OF THIS LEASE SHALL GOVERN WITH REGARD TO ALL MATTERS RELATED THERETO AND HEREBY WAIVE THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE TO THE EXTENT THAT SUCH STATUTE IS INCONSISTENT WITH THIS LEASE.

25.          Disclosures Regarding The Nature of a Real Estate Agency Relationship.

When entering into a discussion with a real estate agent regarding a real estate transaction, a Lessor or Lessee should from the outset understand what type of agency relationship or representation it has with the agent or agents in the transaction.  Lessor and Lessee acknowledge, as follows:

(ai)          Lessor’s Agent.  A Lessor’s agent under a listing agreement with the Lessor acts as the agent for the Lessor only.  A Lessor’s agent or subagent has the following affirmative obligations:  To the Lessor:  A fiduciary duty of utmost care, integrity, honesty, and loyalty in dealings with the Lessor.  To the Lessee and the Lessor:  (a) Diligent exercise of reasonable skills and care in performance of the agent’s duties.  (b) A duty of honest and fair dealing and good faith.  (c) A duty to disclose all facts known to the agent materially affecting the value or desirability of the property that are not known to, or within the diligent attention and observation of, the Parties.  An agent is not obligated to reveal to either Party any confidential information obtained from the other Party which does not involve the affirmative duties set forth above.

(bii)         Lessee’s Agent.  An agent can agree to act as agent for the Lessee only.  In these situations, the agent is not the Lessor’s agent, even if by agreement the agent may receive compensation for services rendered, either in full or in part from the Lessor.  An agent acting only for a Lessee has the following affirmative obligations.  To the Lessee:  A fiduciary duty of utmost care, integrity, honesty, and loyalty in dealings with the Lessee.  To the Lessee and the Lessor:  (a) Diligent exercise of reasonable skills and care in performance of the agent’s duties.  (b) A duty of honest and fair dealing and good faith.  (c) A duty to disclose all facts known to the agent materially affecting the value or desirability of the property that are not known to, or within the diligent attention and observation of, the Parties.  An agent is not obligated to reveal to either Party any confidential information obtained from the other Party which does not involve the affirmative duties set forth above.

(ciii)        Agent Representing Both Lessor and Lessee.  A real estate agent, either acting directly or through one or more associate licenses, can legally be the agent of both the Lessor and the Lessee in a transaction, but only with the knowledge and consent of both the Lessor and the Lessee.  In a dual agency situation, the agent has the following affirmative obligations to both the Lessor and the Lessee: (a) A fiduciary duty of utmost care, integrity, honesty and loyalty in the dealings with either Lessor or the Lessee.  (b) Other duties to the Lessor and the Lessee as stated above in subparagraphs (i) or (ii).  In representing both Lessor and Lessee, the agent may not without the express permission of the respective Party, disclose to the other Party that the Lessor will accept rent in an amount less than that indicated in the listing or that the Lessee is willing to pay a higher rent than that offered.  The above duties of the agent in a real estate transaction do not relieve a Lessor or Lessee from the responsibility to protect their own interests.  Lessor and Lessee should carefully read all agreements to assure that they adequately express their understanding of the transaction.  A real estate agent is a person qualified to advise about real estate.  If legal or tax advice is desired, consult a competent professional.

(b)           [Intentionally Omitted]

(c)           [Intentionally Omitted]

26.          No Right To Holdover.  Lessee has no right to retain possession of the Premises or any part thereof beyond the expiration or termination of this Lease.  In the event that Lessee holds over, then the Base Rent shall be increased to 125% for the first month of any such holding over and thereafter to 150% or such higher rate as may be specified by Lessor in a notice to Lessee, in each case of the Base Rent applicable immediately preceding the expiration or termination.  Nothing contained herein shall be construed as consent by Lessor to any holding over by Lessee.

27.          Cumulative Remedies.  No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

28.          Covenants and Conditions; Construction of Agreement.  All provisions of this Lease to be observed or performed by Lessee are both covenants and conditions.  In construing this Lease, all headings and titles are for the convenience of the Parties only and shall not be considered a part of this Lease.  Whenever required by the context, the singular shall include the plural and vice versa.  This Lease shall not be construed as if prepared by one of the Parties, but rather according to its fair meaning as a whole, as if both Parties had prepared it.

29.          Binding Effect; Choice of Law.  This Lease shall be binding upon the parties, their personal representatives, successors and assigns and be governed by the laws of the State in which the Premises are located.  Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located.

30.          Subordination; Attornment; Non-Disturbance.

30.1        Subordination.  This Lease and any Option granted hereby shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or security device (collectively, “Security Device”), now or hereafter placed upon the Premises, to any and all advances made on the security thereof, and to all renewals, modifications, and extensions thereof.  Lessee agrees that the holders of any such Security Devices (in this Lease together referred to as “Lender”) shall have no liability or obligation to perform any of the obligations of Lessor under this Lease.  Any Lender may elect to have this Lease and/or any Option granted hereby superior to the lien of its Security Device by giving written notice thereof to Lessee, whereupon this Lease and such Options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.

30.2        Attornment.  In the event that Lessor transfers title to the Premises, or the Premises are acquired by another upon the foreclosure or termination of a Security Devise to which this Lease is subordinated (i) Lessee shall, subject to the non-disturbance provisions of Paragraph 30.3, attorn to such new owner, and upon request, enter into a new lease, containing all of the terms and provisions of this Lease, with such new owner for the remainder of the term hereof, or, at the election of the new owner, this Lease will automatically become a new lease between Lessee and such new owner, and (ii) Lessor shall thereafter be relieved of any further obligations hereunder and such new owner shall assume all of Lessor’s obligations, except that such new owner shall not: (a) be liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership; (b) be subject to any offsets or defenses which Lessee might have against any prior lessor, (c) be bound by prepayment of more than one month’s rent, or (d) be liable for the return of any security deposit paid to any prior lessor which was not paid or credited to such new owner.

30.3        Non-Disturbance.  With respect to Security Devices entered into by Lessor after the execution of this Lease, Lessee’s subordination of this Lease shall be subject to receiving a commercially reasonable non-disturbance agreement (a “Non-Disturbance Agreement”) from the Lender which Non-Disturbance Agreement provides that Lessee’s possession of the Premises, and this Lease, including any options to extend the term hereof, will not be disturbed so long as Lessee is not in Breach hereof and attorns to the record owner of the Premises.  Further, within 60 days after the execution of this Lease, Lessor shall, if requested by Lessee, use its commercially reasonable efforts to obtain a Non-Disturbance Agreement in the form of Exhibit “E” hereto from the holder of any pre-existing Security Device which is secured by the Premises.  In the event that Lessor is unable to provide the Non-Disturbance Agreement within said 60 days, then Lessee may, at Lessee’s option, directly contact Lender and attempt to negotiate for the execution and delivery of a Non-Disturbance Agreement.

30.4        Self-Executing.  The agreements contained in this Paragraph 30 shall be effective without the execution of any further documents; provided, however, that, upon written request from Lessor or a Lender in connection with a sale, financing or refinancing of the Premises, Lessee and Lessor shall execute such further writings as may be reasonably required to separately document any subordination, attornment and/or Non-Disturbance Agreement provided for herein.

31.          Attorneys’ Fees.  If any Party brings an action or proceeding involving the Premises whether founded in tort, contract or equity, or to declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys’ fees.  Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment.  The term, “Prevailing Party” shall include, without limitation, a Party who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party of its claim or defense.  The attorneys’ fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys’ fees reasonably incurred.  In addition, Lessor shall be entitled to attorneys’ fees, costs and expenses incurred in the preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach ($200 is a reasonable minimum per occurrence for such services and consultation).

32.          Lessor’s Access; Showing Premises; Repairs.  Lessor and Lessor’s agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times after reasonable prior notice for the purpose of showing the same to prospective purchasers, lenders, or tenants, and making such alterations, repairs, improvements or additions to the Premises as Lessor may deem necessary or desirable and the erecting, using and maintaining of utilities, services, pipes and conduits through the Premises and/or other premises as long as there is no material adverse effect on Lessee’s use of the Premises.  Lessor shall use commercially reasonable efforts to minimize as much as practicable interference with Lessee’s business and shall, subject to Paragraphs 8.6 and 8.8, repair any damage to the Premises caused by such entry; provided, however, all such activities shall be without abatement of rent or liability to Lessee.  Lessor shall have the right to retain keys to the Premises and to unlock all doors in or upon the Premises other than to files, vaults and safes, and in the case of emergency to enter the Premises by any reasonable appropriate means, and any such entry shall not be deemed a forcible or unlawful entry or detainer of the Premises or an eviction.  Lessee waives any charges for damages or injuries or interference with Lessee’s property or business in connection therewith.

33.          Auctions.  Lessee shall not conduct, nor permit to be conducted, any auction upon the Premises without Lessor’s prior written consent.  Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to permit an auction.

34.          Signs.  Lessor may place on the Premises ordinary “For Sale” signs at any time and ordinary “For Lease” signs during the last 6 months of the term hereof.  Except for ordinary “For Sublease” signs which may be placed only on the Premises, Lessee shall not place any sign upon the Project without Lessor’s prior written consent.  All signs must comply with all Applicable Requirements.

35.          Termination; Merger.  Unless specifically stated otherwise in writing by Lessor, the voluntary or other surrender of this Lease by Lessee, the mutual termination or cancellation hereof, or a termination hereof by Lessor for Breach by Lessee, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, that Lessor may elect to continue any one or all existing subtenancies.  Lessor’s failure within 10 days following any such event to elect to the contrary by written notice to the holder of any such lesser interest, shall constitute Lessor’s election to have such event constitute the termination of such interest.

36.          Consents.  Except as otherwise provided herein, wherever in this Lease the consent of a Party is required to an act by or for the other Party, such consent shall not be unreasonably withheld or delayed.  Lessor’s actual reasonable costs and expenses (including but not limited to architects’, attomeys’, engineers’ and other consultants’ fees) incurred in the consideration of, or response to, a request by Lessee for any Lessor consent, including but not limited to consents to an assignment, a subletting or the presence or use of a Hazardous Substance, shall be paid by Lessee upon receipt of an invoice and supporting documentation therefor.  Lessor’s consent to any act, assignment or subletting shall not constitute an acknowledgment that no Default or Breach by Lessee of this Lease exists, nor shall such consent be deemed a waiver of any then existing Default or Breach, except as may be otherwise specifically stated in writing by Lessor at the time of such consent.  The failure to specify herein any particular condition to Lessor’s consent shall not preclude the imposition by Lessor at the time of consent of such further or other conditions as are then reasonable with reference to the particular matter for which consent is being given.  In the event that either Party disagrees with any determination made by the other hereunder and reasonably requests the reasons for such determination, the determining party shall furnish its reasons in writing and in reasonable detail within 10 business days following such request.

37.          [Intentionally Omitted]

38.          Quiet Possession.  Subject to payment by Lessee of the Rent and performance of all of the covenants, conditions and provisions on Lessee’s part to be observed and performed under this Lease, Lessee shall have quiet possession and quiet enjoyment of the Premises during the term hereof.

39.          Options.  If Lessee is granted an option, as defined below, then the following provisions shall apply.

39.1        Definition.  “Option” shall mean: (a) the right to extend or reduce the term of or renew this Lease or to extend or reduce the term of or renew any lease that Lessee has on other property of Lessor; (b) the right of first refusal or first offer to lease either the Premises or other property of Lessor, (c) the right to purchase, the right of first offer to purchase or the right of first refusal to purchase the Premises or other property of Lessor.

39.2        Options Personal To Original Lessee.  Any Option granted to Lessee in this Lease is personal to the original Lessee, and cannot be assigned or exercised by anyone other than said original Lessee (except a Permitted Transferee) and only while the original Lessee (or such Permitted

Transferee) is in full possession of the Premises and, if requested by Lessor, with Lessee certifying that Lessee has no intention of thereafter assigning or subletting.

39.3        Multiple Options.  In the event that Lessee has any multiple Options to extend or renew this Lease, a later Option cannot be exercised unless the prior Options have been validly exercised.

39.4        Effect of Default on Options.

(a)           Lessee shall have no right to exercise an Option: (i) during the period commencing with the giving of any notice of Default and continuing until said Default is cured, (iii) during the time Lessee is in Breach of this Lease or (iv) in the event that Lessee has been given 3 or more notices of separate Default, whether or not the Defaults are cured, during the 12 month period immediately preceding the exercise of the Option.

(b)           The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Lessee’s inability to exercise an Option because of the provisions of Paragraph 39.4(a).

(c)           An Option shall terminate and be of no further force or effect, notwithstanding Lessee’s due and timely exercise of the Option, if, after such exercise and prior to the commencement of the extended term or completion of the purchase, (i) Lessee fails to pay Rent for a period of 30 days after such Rent becomes due (without any necessity of Lessor to give notice thereof), or (ii) if Lessee commits a Breach of this Lease.

40.          Security Measures.  Lessee hereby acknowledges that the Rent payable to Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor shall have no obligation whatsoever to provide same.  Lessee assumes all responsibility for the protection of the Premises, Lessee, its agents and invitees and their property from the acts of third parties.

41.          Reservations.  Lessor reserves the right: (i) to grant, without the consent or joinder of Lessee, such easements, rights and dedications that Lessor deems necessary, (ii) to cause the recordation of parcel maps and restrictions, and (iii) to create and/or install new utility raceways, so long as such easements, rights, dedications, maps, restrictions, and utility raceways do not unreasonably interfere with the use or occupancy of the Premises by Lessee Lessee agrees to sign any documents reasonably requested by Lessor to effectuate such rights.

42.          Performance Under Protest.  If at any time a dispute shall arise as to any amount or sum of money to be paid by one Party to the other under the provisions hereof, the Party against whom the obligation to pay the money is asserted shall have the right to make payment “under protest” and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said Party to institute suit for recovery of such sum.  If it shall be adjudged that there was no legal obligation on the part of said Party to pay such sum or any part thereof, said Party shall be entitled to recover such sum or so much thereof as it was not legally required to pay.  A Party who does not initiate suit for the recovery of sums paid “under protest” within 6 months shall be deemed to have waived its right to protest such payment.

43.          Authority; Multiple Parties; Execution.

(a)           If either Party hereto is a corporation, trust, limited liability company, partnership, or similar entity, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on its behalf.  Each Party shall, within 30 days after request, deliver to the other Party satisfactory evidence of such authority.

(b)           If this Lease is executed by more than one person or entity as “Lessee”, each such person or entity shall be jointly and severally liable hereunder.  It is agreed that any one of the named Lessees shall be empowered to execute any amendment to this Lease, or other document ancillary thereto and bind all of the named Lessees; and Lessor may rely on the same as if all of the named Lessees had executed such document.

(c)           This Lease may be executed by the Parties in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

44.          Conflict.  Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

45.          Offer.  Preparation of this Lease by either party or their agent and submission of same to the other Party shall not be deemed an offer to lease to the other Party.  This Lease is not intended to be binding until approved by Lessor and its members and lender and executed and delivered by all Parties hereto.

46.          Amendments.  This Lease may be modified only in writing, signed by the Parties in interest at the time of the modification.  As long as they do not materially change Lessee’s obligations or materially reduce Lessee’s rights hereunder, Lessee agrees to make such reasonable non-monetary modifications to this Lease as may be reasonably required by a Lender in connection with the obtaining of normal financing or refinancing of the Premises.

47.          [Intentionally Omitted]

48.          Mediation and Arbitration of Disputes.  An Addendum requiring the Mediation and/or the Arbitration of all disputes between the Parties and/or Brokers arising out of this Lease ☐ is ☒ is not attached to this Lease.

49.          Americans with Disabilities Act.  Since compliance with the Americans with Disabilities Act (ADA) is dependent upon Lessee’s specific use of the Premises, subject to Exhibit C of the Lease with respect to Lessor’s Work, Lessor makes no warranty or representation as to whether or not the Premises comply with ADA or any similar legislation.  In the event that Lessee’s use of the Premises requires modifications or additions to the Premises in order to be in ADA compliance, Lessee agrees to make any such necessary modifications and/or additions at Lessee’s expense.

LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN, AND BY THE EXECUTION OF THIS LEASE SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO.  THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

ATTENTION: NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AIR COMMERCIAL REAL ESTATE ASSOCIATION OR BY ANY BROKER AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTION TO WHICH IT RELATES.  THE PARTIES ARE URGED TO:

1.             SEEK ADVICE OF COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS LEASE.

2.             RETAIN APPROPRIATE CONSULTANTS TO REVIEW AND INVESTIGATE THE CONDITION OF THE PREMISES.  SAID INVESTIGATION SHOULD INCLUDE BUT NOT BE LIMITED TO: THE POSSIBLE PRESENCE OF HAZARDOUS SUBSTANCES, THE ZONING OF THE PREMISES, THE STRUCTURAL INTEGRITY, THE CONDITION OF THE ROOF AND OPERATING SYSTEMS, COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT AND THE SUITABILITY OF THE PREMISES FOR LESSEE’S INTENDED USE.

WARNING: IF THE PREMISES ARE LOCATED IN A STATE OTHER THAN CALIFORNIA, CERTAIN PROVISIONS OF THE LEASE MAY NEED TO BE REVISED TO COMPLY WITH THE LAWS OF THE STATE IN WHICH THE PREMISES ARE LOCATED.

The parties hereto have executed this Lease at the place and on the dates specified above their respective signatures.

Executed at:	Newport Beach, CA	Executed at:
On:	February 23 , 2011	On:	February , 2011

By LESSOR:		By LESSEE:
Voit Conejo Partners, LLC,		Nexsan Technologies Incorporated, a
a California limited liability company		Delaware corporation
by:	Volt Conejo Devco, LLC,
a California limited liability company, Managing Member		By:	/s/ Philip Black
by: Voit Development Manager, Inc.,		Name Printed:	Philip Black
a California corporation, Manager		Title:	CEO

By:	/s/ Stuart Kriloff	By:	/s/ Gene Spies
Name Printed:	Stuart Kriloff	Name Printed:	Gene Spies
Title:	Secretary/Treasurer	Title:	CFO
		Address:	555 St. Charles Drive, Suite 202
By:		Thousand Oaks, California 91360
Name Printed:		after the Commencement Date: the Premises
Title:		Telephone:	(808) 418-2700
Address:	101 Shipyard Way, Suite M	Facsimile:	(805) 418-2799
Newport Beach, CA 92663		Federal ID No.	22-3775244
Attn: Art Smith
Telephone:	(949) 644-8648	With a copy of notices to Lessee to:
Facsimile:	(949) 644-8695	Greenberg & Bass, LLP, 16000 Ventura Boulevard, Suite 1000,
Federal ID No.		Encino, California 91436, (818) 986-6534 (fax)

NOTICE: These forms are often modified to meet changing requirements of law and industry needs.  Always write or call to make sure you are utilizing the most current form: AIR Commercial Real Estate Association, 800 W 6th Street, Suite 800, Los Angeles, CA 90017. Telephone No. (213) 687-8777.  Fax No.: (213) 687-8616.

RENT ADJUSTMENT(S)

STANDARD LEASE ADDENDUM

Dated		December 15, 2010

By and Between	(Lessor)	Voit Conejo Partners, LLC, a California limited liability company

	(Lessee)	Nexsan Technologies Incorporated, a Delaware corporation

Address of Premises:	1445 Lawrence Drive
Thousand Oaks, California

Paragraph 50

A.                                    RENT ADJUSTMENTS:

The monthly rent for each month of the adjustment period(s) specified below shall be increased using the method(s)indicated below:

I.                                         [Intentionally Omitted]

☒                                  II.            Market Rental Value Adjustment(s) (MRV)

a.               On (Fill in MRV Adjustment Date(s): the first (1st) day of each Additional Term (as defined in Addendum Paragraph 53) the Base Rent shall be adjusted to the “Market Rental Value” of the property as follows:

1)              Four months prior to each Market Rental Value Adjustment Date described above, the Parties shall attempt to agree upon what the new MRV will be on the adjustment date.  If agreement cannot be reached within thirty days, then:

(a)          Lessor and Lessee shall immediately appoint a mutually acceptable appraiser or broker to establish the new MRV within the next 30 days.  Any associated costs will be split equally between the Parties, or

(b)         Both Lessor and Lessee shall each immediately make a reasonable determination of the MRV and submit such determination, in writing, to arbitration in accordance with the following provisions:

(i)             Within 15 days thereafter, Lessor and Lessee shall each select an ☒ appraiser or ☐ broker (“Consultant” - check one) of their choice to act as an arbitrator.  The two arbitrators so appointed shall immediately select a third mutually acceptable Consultant to act as a third arbitrator.

(ii)          The 3 arbitrators shall within 30 days of the appointment of the third arbitrator reach a decision as to what the actual MRV for the Premises is, and whether Lessor’s or Lessee’s submitted MRV is the closest thereto.  The decision of a majority of the arbitrators shall be binding on the Parties.  The submitted MRV which is determined to be the closest to the actual MRV shall thereafter be used by the Parties.

(iii)       If either of the Parties fails to appoint an arbitrator within the specified 15 days, the arbitrator timely appointed by one of them shall reach a decision on his or her own, and said decision shall be binding on the Parties.

(iv)      The entire cost of such arbitration shall be paid by the party whose submitted MRV is not selected, i.e., the one that is NOT the closest to the actual MRV.

2)              Notwithstanding the foregoing, the new MRV shall not be less than the rent payable for the month immediately preceding the rent adjustment.

b.              Upon the establishment of each New Market Rental Value:

1)              the new MRV will become the new “Base Rent” for the purpose of calculating any further Adjustments, and

2)              the first month of each Market Rental Value term shall become the new ‘Base Month’ for the purpose of calculating any further Adjustments.

☒          III.         Fixed Rental Adjustment(s) (FRA)

The Base Rent shall be increased to the following amounts on the dates set forth below, in addition to any adjustments during an Additional Term determined pursuant to Part II above:

On (Fill in FRA Adjustment Date(s)):	The New monthly Base Rent shall be:

1st anniversary of Commencement Date (each, an “Anniversary”)	$26,293.89
2nd Anniversary	$27,082.71
3rd Anniversary	$27,895.19
4th Anniversary	$28,732.05
5th Anniversary	$29,594.01
6th Anniversary	$30,481.83
7th Anniversary	$31,396.28
8th Anniversary	$32,338.17
9th Anniversary	$33,308.32

B.                                    NOTICE:

Unless specified otherwise herein, notice of any such adjustments, other than Fixed Rental Adjustments, shall be made as specified in paragraph 23 of the Lease.

NOTICE: These forms are often modified to meet changing requirements of law and industry needs.  Always write or call to make sure you are utilizing the most current form: AIR Commercial Real Estate Association, 800 W 6th Street, Suite 800, Los Angeles, CA 90017.  Telephone No. (213) 687-8777.  Fax No.: (213) 687-8616.

2

Addendum to Standard Industrial/Commercial Multi-Tenant Lease — Net

By and Between Voit Conejo Partners, LLC, a California limited liability company (Lessor) and

Nexsan Technologies Incorporated, a Delaware corporation (Lessee)

Dated December 15, 2010

The promises, covenants, agreements and declarations made and set forth herein (the “Addendum”) are intended to and shall have the same force and effect as if set forth in the body of the Standard Industrial/Commercial Multi-Tenant Lease — Net to which this Addendum is attached (which, together with its Exhibits A through E and this Addendum, are collectively referred to in this Addendum as this “Lease”).  References to Articles or Sections in this Addendum shall be to Articles and Sections as set forth in the body of the standard form lease to which this Addendum is attached.  To the extent that the provisions of this Addendum are inconsistent with the terms and conditions of such standard form lease or Exhibits A, B, C, D or E included in the definition of the Lease herein, the terms of this Addendum shall control.

51.                                 Base Rent:

a.               Notwithstanding anything to the contrary in the Lease, Lessor hereby excuses Lessee from the payment of Base Rent for up to the thirty-eighth (38th) month of the Original Term in accordance with the schedule attached hereto as Schedule C-1 which reflects application of the Tenant Offset (as defined in Exhibit C) plus interest thereon to Base Rent (the “Base Rent Abatement”); provided, however, if the cost of the Tenant Improvements (as defined in Exhibit C) is less that the maximum arnount of the Tenant Offset, then the Base Rent Abatement shall be reduced accordingly; and provided further that Lessee acknowledges that the amount of the Tenant Offset to Base Rent for the thirty-eighth (38th) month of the Term is a partial offset only, as reflected in Schedule C-1.  Lessor may, at any time prior to the full application of the Tenant Offset, pay to Lessee the unapplied amount of the Tenant Offset, plus interest thereon accrued (only) through the date of such payment, whereupon the provisions of this subparagraph (a) shall have no further force or effect.

b.              In addition to other rights and remedies of Lessor set forth in this Lease, should Lessee be more than ten (10) days late in the payment of rent or other charges due under this lease a total of three (3) consecutive times during the term of this Lease, then upon such third late occurrence, Lessor may demand that Lessee pay an additional security deposit in the amount of one (1) month’s rent as further security for Lessee’s performance under this Lease, to be added to any Security Deposit held by Lessor under this Lease.  Should Lessee fail to comply with Lessor’s written demand that Lessee comply with the provisions of this Paragraph 50(c) within three (3) days after such demand is made, such failure shall be an incurable Breach of this Lease and Lessor may pursue any or all rights and remedies provided for by this Lease.

52.                               Premises:

a.                                       Mezzanine:  The Parties acknowledge that the Premises are expected to include 6,537 square feet approximately 4,100 of which exists as of the date of this Lease.  Although Lessor will exert commercially reasonable efforts to achieve the same, in the event that applicable governmental authorities prohibit the expansion of the mezzanine to 6,537, Lessee may elect, within five (5) days after Lessor advises Lessee that applicable governmental authorities will not permit the expansion of the mezzanine to 6,527 square feet, either to (i) accept the Premises without such additional mezzanine space, in which case the Base Rent, Lessee’s Share, the number of Lessee’s parking spaces and the Tenant Offset (defined in Exhibit C) shall be reduced accordingly or (ii) elect to make up any shortfall in such permitted mezzanine space by taking a portion of the Option Space, which shall be in a configuration which does not inhibit Lessor’s ability to market, subject to subparagraphs b and c below, the balance of the Option Space, and in the event that such portion of the Option Space renders the square footage of the Premises to be other than as set forth in Paragraph 1.2(a) of the Lease, the Base Rent, Lessee’s Share, the number of Lessee’s parking spaces and the Tenant Offset shall be adjusted accordingly.

b.                                      Option to Expand:  Lessee shall have a one-time option (the “Expansion Option”) exercisable only after the Commencement Date and on or before March 1, 2012 (“Option Period”), time being of the essence, to lease the adjacent approximately 9,328 square feet of space adjacent to the Premises designated as “Option Space” on Exhibit A hereto (as the same may be reduced in square footage pursuant to subparagraph a above, the “Option Space”).  This Expansion Option is an “Option” and is subject to the terms and conditions of Paragraph 39 of the Lease.

i.                                          The Expansion Option shall be exercisable by Lessee with respect to all of the Option Space (only) during the Option Period for a term commencing on the earlier of the date specified by Lessee in the Option Notice (as defined below) or the thirtieth (30th) day after the Option Notice is given (the “Option Space Commencement Date”) and ending on the Expiration Date.  From and after the Option Space Commencement Date, (A) the term “Premises” as used in the Lease shall include both the original Premises and the Option Space, (B) Lessee’s Share shall be increased to a fraction, the numerator of which is the square footage of the Premises as determined pursuant to subparagraph a above and the denominator of which shall be the total square footage of the Project set forth in Paragraph 1,2(a) of the Lease, subject to adjustment in accordance with Paragraph 4.2(d) of the Lease, (C) the Base Rent specified in the Lease shall be increased by the amount of Base Rent for the Option Space specified in this subparagraph b and (D) Lessee shall have additional parking spaces available for its use in accordance with Paragraphs 1.2(b) and 2.6 determined by multiplying the square footage of the Option Space by 3.75 and dividing the product by 1000.  Lessor shall tender possession of the Option Space to Lessee on the Option Space Commencement Date in broom clean condition, and Lessee’s lease of the Option Space shall be on the terms and conditions set forth in this subparagraph a and otherwise on the terms and conditions set forth in the Lease with respect to the balance of the Premises, except that Lessee will accept the Option Space is AS-IS condition, and the provisions of Paragraph 55 a and Exhibit C to this Lease shall have no application thereto.

ii.                                       In order to validly exercise the Option with respect to the Option Space, Lessee must notify Lessor in writing (“Option Notice”) of such exercise with respect to all, and not less than all, of the Option Space prior to expiration of the Option Period, which Option Notice, to be effective, (A) shall specify the desired commencement date of the Lease with respect to the Option Space (which effective date shall not be later than the date which is thirty (30) days after the date of such Option Notice and (B) be accompanied by the Base Rent for the Option Space payable for the first month of the Term with respect thereto, whereupon the Option Space shall automatically be added to the Premises on the terms and conditions set forth herein.  At Lessor’s request, Lessee will execute and deliver to Lessor an amendment to the Lease reflecting the addition of the Option Space to the Premises.  In any event, Landlord shall not enter into any lease or other form of occupancy agreement respecting the Optioned Space (or any portion thereof) during the Option Period.

iii.                                    From and after the Option Space Commencement Date through the day before the first anniversary of the Option Space Commencement Date, monthly Base Rent for the Option Space shall be determined by multiplying the square footage of the Option Space by $0.50, payable as and when Base Rent for the original Premises is due under the Lease.  On each anniversary of the Option Space Commencement Date, Base Rent for the Option Space shall be increased to one hundred three percent (103%) of the Base Rent for the Option Space theretofore in effect.

iv.                                   If Lessee is not entitled to exercise the Expansion Option provided for herein, or is entitled but fails to exercise the same within the time and in the manner set forth herein, such right shall lapse and thereafter not be exercisable by Lessee, and, subject to subparagraph c below, Lessor shall be free to lease the same to any third party on any terms which are acceptable to Lessor.

v.                                      Provided the option is exercised strictly in accordance with this subparagraph b, and only strictly on and subject to the terms of this subparagraph b, the Brokers shall be paid a commission as a result of such exercise, on and subject to the commission schedule in effect pursuant to a separate agreement between Lessor and Lessor’s Broker as of the date of this Lease (i.e, first five years commencing with the Commencement Date, 4% to cooperating broker and 3% to listing broker, and ensuing five (5) years, 2% to cooperating broker and 1.5% to listing broker).

c.                                       Right of First Refusal:  Lessee shall have a right of first refusal with respect to any immediately adjacent space in the Building (the “ROFR Space”) on the terms set forth in this Paragraph 52c during the first five (5) years of (only) the Original Term as the same becomes available for leasing by Lessor, provided that this Lease is then in full force and effect and Lessee is not then in Breach or Default hereunder; provided, however, that the foregoing shall not extend to a lease entered into by Lessor for any ROFR Space which Lessor was pursuing at or prior to execution and delivery hereof and/or for any renewal lease for any such ROFR Space with any existing tenant.  The ROFR Space shall include, after March 1, 2012, the Option Space described in subparagraph a above if Lessee has not timely and/or properly exercised the Expansion Option.  This first right of expansion is an “Option” and is subject to the terms and conditions of Paragraph 39 of the Lease.  The exercise of Lessee’s first right of refusal shall be further subject to the following terms and conditions:

i.                                          As soon as Lessor receives a bona fide offer from a third party (the “third party offer”) for the leasing of all or any part of the ROFR Space that Lessor desires to pursue, Lessor shall notify Lessee, in writing, of such offer (the “ROFR Notice”).  Lessee, at its option, shall then have five (5) business days thereafter to notify Lessor, in writing, that it agrees to lease the ROFR Space which is the subject of the third party offer.  Lessee’s right to lease such ROFR Space shall be for a term that extends through the original Expiration Date of the Lease and shall otherwise be on the terms set forth in the third party offer and, except to the extent contradicted by the third party offer, on the terms and conditions of this Lease.  If the third party offer does not provide for a term that extends through the original Expiration Date of this Lease, in order for Lessee to exercise the rights provided herein Lessee will be required to accept as Base Rent for the portion of the Original Term not covered by the third party offer the amount specified by Lessor therefor in the ROFR Notice.

ii.                                       If Lessee is not entitled to exercise the right provided for herein, or is entitled but fails to exercise the same within the time and in the manner set forth herein, such right shall lapse and thereafter not be exercisable by Lessee as to the ROFR Space which was the subject of a ROFR Notice, and Lessor shall be free to lease the same to any third party, whether on the terms specified in the ROFR Notice or on any other terms which are acceptable to Lessor.

iii.                                    If Lessee agrees by reply notice, in writing, to meet such offer or to otherwise lease the ROFR Space which is the subject thereof on the terms specified in clause i.  above, it shall, within five (5) business days after receipt from Lessor of an amendment to this Lease including in the Premises the applicable ROFR Space on the terms determined pursuant to clause (i) above, enter into a modification of the Lease with Lessor to incorporate such ROFR Space into the Lease.

53.                                 Options to Extend Term:  Provided that Lessee is not in Default hereunder either at the date Lessee’s notice of exercise is given or on the date an Additional Term (as defined below) would otherwise commence, Lessee shall have the option to extend the Term with respect to the entire Premises only (including any Option Space and/or ROFR Space added to the Premises pursuant to Paragraph 52 above) by two (2) additional periods of five (5) years each (each, an “Additional Term”).  Lessee’s option for the first Additional Term (the “First Additional Term”) shall be exercised, if at all, by written notice to Lessor given at least nine (9) and no more than twelve (12) months prior to the Expiration Date determined pursuant to Paragraph 1.3 and Article 3 of this Lease.  Lessee’s option for the second Additional Term, if any (the “Second Additional Term”) shall be exercisable by Lessee only if Lessee was entitled to and previously exercised the option for the First Additional Term and shall be exercised, if at all, no more than twelve (12) and no less than nine (9) months prior to the expiration date of the First Additional Term.  If Lessee is entitled to and gives notice in the manner and within the time set forth in this Paragraph 53, then the Term shall be extended by the applicable Additional Term, on all of the terms and conditions set forth in this Lease for the original Term, except that:

a.               Base Rent for each Additional Term shall be ninety-five percent (95%) of the then fair market rental rate or rates for comparable (in terms of location, utility, age, appearance, and quality) buildings located within the general geographic location of the Project (i.e., Conejo

2

Valley), as reasonably determined by Lessor.  Lessor shall, upon receipt of Lessee’s notice provided for above and at least three (3) months prior to the expiration date of the then current term, notify Lessee in writing of its determination of the fair market rental rate or rates for the ensuing Additional Term.  Within ten (10) days after such notice is given, Lessee may elect by written notice to Lessor either to (i) unequivocally accept the Base Rent for the Additional Term as determined by Lessor or (ii) submit the matter to appraisal in accordance with (b) below.  Lessee’s failure to make a written election strictly in accordance with the preceding sentence shall be deemed to be an acceptance of the Base Rent as determined by Lessor, except that an equivocal acceptance of the Base Rent shall be deemed an election by Lessee to submit the matter to appraisal in accordance with (b) below; and

b.              If Lessee elects or is deemed to have elected to submit the matter to appraisal in accordance with (a) above, then each Party shall, by written notice to the other.  Party given within ten (10) days after such election or deemed election by Lessee, select an appraiser.  If either Party shall fail to select an appraiser in such manner and within such time, the single appraiser actually selected shall perform the appraisal.  If each Party timely and properly selects an appraiser, the two appraisers selected by the Parties shall determine and attempt to agree on the fair market rental value for the Additional Term within thirty (30) days after their appointment; if they are unable to so agree and their appraised values differ by more than five percent (5%) in the aggregate over the Additional Term, the two appraisers shall, by written notice to Lessor and Lessee, select a third appraiser within five (5) days after expiration of the thirty (30) day period within which they were to determine and agree on the fair market rental, which third appraiser shall analyze the fair market rental for the Additional Term.  If they cannot agree on a third appraiser within such time period, or if both Parties fail to select an appraiser in the manner and within the time herein provided, either Party may have the third (or sole, if applicable) appraiser appointed by application to the presiding judge of the Los Angeles County Superior Court or his or her designee.  If the appraised values of the first two appraisers are within five percent (5%) in the aggregate over the Additional Term, then Lessor shall calculate the average of the two appraised values as a flat rental rate for the Additional Term, which average shall be the fair market rental rate for the Additional Term.

The appraisers shall have the MAI designation and a minimum of ten (10) years experience in the Conejo Valley office market.  Each of the first two appraisers shall analyze the fair market rental value of the Premises and shall give written notice to the parties of his or her appraisal within thirty (30) days following his or her appointment or selection, but in no event later than the commencement of the Additional Term.  If a single appraiser is used, his or her determination shall be the fair market rental rate.  If three appraisers are used, the third appraiser shall select one of the values determined by the first two appraisers as the fair market rental rate.  The cost of the appraisals shall be shared equally by Lessor and Lessee.

c.               The provisions of Paragraphs 2.2, 51(b) and 52 of and Exhibit “C” to the Lease shall not apply during any Additional Term; and

d.              In the case of the First Additional Term, there shall be one further option to extend the Term, and, in the case of the Second Additional Term, there shall be no further options to extend the Term.  In the event Lessee fails or is not entitled to exercise its option for the First Additional Term, then Lessee’s option for the Second Additional Term shall lapse and shall thereafter not be exercisable by Lessee.

54.                                 Security Deposit: Lessee acknowledges and agrees that, in the event Lessee defaults in its payment of rent or other charges (giving effect to applicable notice and/or cure periods, if any), including without limitation by virtue of Lessee’s refusal to pay rent for the last month of the Term whether or not on the premise that Lessor should apply the Security Deposit to Base Rent for such last month of the Term, Lessor shall have the right to report such default to one or more credit reporting agencies (including without limitation Equifax, Experian, TransUnion and D&B, and any applicable Better Business Bureau or similar organization), without notice to Lessee: Lessee reaffirms that this Lease is not for personal, family, or household purposes, nor is it a credit transaction, and Lessee hereby represents and warrants to Lessor that Lessee is not subject to or protected by the Fair Debt Collection Practices Act (15 USC §1692, et seq.), the Fair Credit Reporting Act (15 USC §1681, et seq.) or any other similar or dissimilar state or federal statutes or regulations related to reporting of credit delinquencies or other consumer protection laws.  To the extent that Lessee is deemed a “consumer” under any state or federal law or regulation, Lessee hereby disclaims and waives any and all such rights and remedies to the full extent permitted by applicable law and releases Lessor from any liability whatsoever with respect thereto.

55.                                 Condition of Premises:

a.               Subject to Exhibit C and Paragraph 2.2 of the Lease, (i) Lessee shall accept the Premises in an “AS IS” condition and (ii) TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, LESSOR HEREBY DISCLAIMS, AND LESSEE WAIVES THE BENEFIT OF, ANY AND ALL IMPLIED WARRANTIES, INCLUDING IMPLIED WARRANTIES OF HABITABILITY, FITNESS OR SUITABILITY FOR PURPOSE, OR THAT THE PREMISES, THE IMPROVEMENTS IN THE PREMISES OR THE PROJECT HAVE BEEN CONSTRUCTED IN A GOOD AND WORKMANLIKE MANNER.

Lessee’s Initials

b.              Lessor’s architects used a standard A.I.R. method in measuring the Premises, i.e., using exterior face of exterior walls and centerline of common/demising and of phase one/phase two demising walls.  Notwithstanding the foregoing, as an independent inducement to Lessor agreeing to enter into this Lease, without which Lessor would not enter into this Lease, Lessee agrees, acknowledges, represents, warrants and covenants as follows: (i) Lessee has had a full and complete opportunity to measure the Premises, prior to entering into the Lease, and Lessee confirms that the Premises are in fact the size stated in the Lease; (ii) Lessor made no oral or written representation or warranty with respect to the size of the Premises, either prior to, concurrently with or subsequent to execution of the Lease; and (iii) Lessee has not relied on any oral or written statement of Lessor with respect to the Premises (whether contrary to the Lease or otherwise), except as expressly set forth in the Lease

In furtherance of the foregoing, Lessee hereby waives, releases and fully and finally and forever discharges Lessor and its agents, successors and assigns, of and from any and all manner of actions or causes of action, in law or in equity, suits, debts, liens, liabilities, claims, demands, and damages of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called “Claims”), arising out of and/or related to the size of the Premises as of the date of this Lease.  It is Lessee’s intention that the foregoing release shall be effective as a bar to all actions, causes of action, obligations, costs, expenses, attorney’s fees, damages, losses, claims, liabilities and demands of any character, nature and kind, known or unknown, suspected or unsuspected, to be so barred; in furtherance of which intention Lessee expressly waives any and all right and benefit conferred upon them by the provisions of Section 1542 of the California Civil Code, which reads as follows:

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A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

Lessee recognizes, acknowledges, and agrees that it has been advised as to the significance and legal effect of the waiver of such rights under Section 1542 of the Civil Code, that it is aware that it may hereafter discover facts in addition to or different from those which it now knows or believes to be true with respect to any Claims it may have arising from or related to the foregoing matter, but that nonetheless, it is the intention of Lessee to fully, finally, and forever settle and release all Claims arising from or related to the foregoing matter, whether known, unknown, fixed, contingent, suspected, unsuspected, or otherwise.

c.               The Parties agree to cooperate with one another with respect to scheduling deliveries to the Premises and the Option Space in the event that the entire Option Space is not added to the Premises pursuant to Paragraph 52 above and, without in any way limiting the foregoing, Lessor shall have the right to establish reasonable delivery and/or pick up times and days for the Premises and such adjacent space (e.g., alternating days and times of days) to facilitate the orderly delivery to and pick up from the Premises and such Option Space of goods and supplies.

56.                                 Assignment/Subleasing:  In connection with any request by Lessee for consent by Lessor to an assignment by Lessee of the Lease and/or a sublease of all or a portion of the Premises, Lessor shall be entitled to take into account any fact or factor which Lessor reasonably deems relevant to such decision, including but not necessarily limited to the following, all of which are agreed to be reasonable factors for Lessor’s consideration:

a.               Financial strength of the proposed assignee or subtenant (which shall be at least equal to that of Lessee as of the date of execution of this Lease), including the adequacy of its working capital to pay all expenses anticipated in connection with any remodeling of the Premises;

b.              Experience of the proposed assignee or subtenant with respect to businesses of the type and size which such assignee or subtenant proposes to conduct in the Premises;

c.               The effect of the type of services and business which the proposed assignee or subtenant proposes to conduct in the Premises upon the tenant mix in the Project which contains the Premises, including compatibility of the services and business which such assignee or subtenant proposes to conduct in or offer from the Premises with business and services conducted by surrounding tenants in the Project.

d.              Whether there then exists any Breach by Lessee pursuant to this Lease or any Default by Lessee under this Lease which, with the passage of time and/or the giving of notice, would constitute a Breach under this Lease.

In connection with any assignment or subletting, Lessee shall pay to Lessor fifty percent (50%) of the excess, if any, of (i) in the case of an assignment, the rental and other payment obligations of the proposed assignee under the terms of the proposed assignment over the rental and other payment obligations of Lessee under the terms of this Lease, or (ii) in the case of a sublease, the amount proposed to be paid by the sublessee over the proportionate amount of rental and other payment obligations required to be paid by Lessee to Lessor under the terms of this Lease as applicable to the portion of the Premises so subleased.

Moreover, Lessor shall be entitled to be reasonably satisfied that each and every covenant, condition or obligation imposed upon Lessee by this Lease and each and every right, remedy or benefit afforded Lessor by this Lease is not impaired or diminished by such assignment or sublease.  In no event shall there be any substantial change in the general use of the Premises (i.e., office) in connection with any assignment or sublease except as expressly approved in writing by Lessor.  Lessor and Lessee acknowledge that the express standards and provisions set forth in this Lease dealing with assignment and sublease, including those set forth in this Paragraph 56 have been freely negotiated and are reasonable at the date hereof taking into account Lessee’s proposed use of the Premises and the nature and quality of the Buildings and Project.  No withholding of consent by Lessor for any reason deemed sufficient by Lessor shall give rise to any claim by Lessee or any proposed assignee or subtenant or entitle Lessee to terminate this Lease or to any abatement of rent.  Approval of any assignment of Lessee’s interest shall, whether or not expressly so stated, be conditioned upon such assignee assuming in writing all obligations of Lessee hereunder by a written instrument satisfactory to Lessor.

57.                                 Insurance: The last sentence of Paragraph 8.2(a) of the Lease is hereby amended to read in full as follows:

“Subject to Paragraph 8.6 below, all insurance carried by Lessee shall be primary and not contributory with any similar insurance carried by Lessor, whose insurance shall be considered excess insurance only.  The policy described in this subparagraph (a) shall name Lessor and such other persons with an insurable interest in the Premises as Lessor may require as an additional insured, and Lessee shall provide to Lessor evidence of such coverage throughout the term of this Lease.”

58.                                 No Liability of Lessor.

a.               Lessor shall not be liable in any event for loss of, or damage to, any property entrusted to any of Lessor’s employees or agents by Lessee without Lessor’s specified written consent.

b.              Lessee hereby agrees that Lessor shall not be liable for injury to Lessee’s business or any loss of income therefrom, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether said damage or injury results from conditions arising upon the Premises or upon other portions of the Project, or from other sources or places and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Lessee.  Lessor shall not be liable for any damages arising from any act or neglect of any other tenant, occupant or user of the Project, nor from the failure of Lessor to enforce the provisions of any other lease of the Project; provided, however, Lessor shall use commercially reasonable efforts to enforce the leases of other tenants of the Project if and to the extent the failure to do so would have a material, adverse effect on Lessee’s use and occupancy of the Premises.  Notwithstanding Lessor’s negligence, willful misconduct or breach of this Lease, Lessor shall under no circumstances be liable for consequential damages, or for injury to Lessee’s business or for any loss of income or profit therefrom.

c.               Lessee agrees that, in the event Lessee shall have any claim against Lessor under this Lease arising out of the subject matter of this Lease, Lessee’s sole recourse shall be against the Lessor’s interest in the Premises for the satisfaction of any claim, judgment or decree requiring

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the payment of money by Lessor as a result of a breach hereof or otherwise in connection with this Lease, and no other property or assets of Lessor, its successors or assigns, shall be subject to the levy, execution or other enforcement procedure for the satisfaction of any such claim, judgment, injunction or decree.

59.                                 Force Majeure; Time of Essence; Access to Premises:  Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, acts of war, terrorist attacks (including bio-chemical attacks, and whether directly affecting the Premises, the Building or the Project or generating a national or regional state of emergency or heightened security alert), weather or wet site conditions, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to rent and other charges to be paid by Lessee pursuant to this Lease (collectively, a “Force Majeure”), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party’s performance caused by a Force Majeure; provided, however, in no event shall Force Majeure apply to excuse late payment of rent.  Subject to the foregoing, time is of the essence with respect to the performance of all obligations to be performed or observed by the parties under this Lease.  Lessee shall, subject to the foregoing and Paragraphs 9 and 14 of the Lease, have access to the Premises 24 hours per day, 7 days per week, 365 days per year.

60.                                 Security:  Notwithstanding anything to the contrary in the Lease, Lessee acknowledges and agrees that any security provided by Lessor pursuant to the Lease is for the sole purpose of access control and/or emergency preparedness and is intended to protect Lessor’s property, and is not intended to provide security for Lessee’s property and/or personnel in or about the Premises.  Lessor may implement such security programs and/or modifications thereto as Lessor deems reasonably necessary in connection with the protection of Lessor’s property, and Lessee shall comply therewith.  Lessee acknowledges and agrees that such security measures may include monitoring of deliveries, implementation of mail room screening procedures, and/or requirements that delivery vehicles be inspected and/or removed if left unattended for any period of time Lessor deems presents a risk for the safety of persons and/or property.

Lessee specifically acknowledges and agrees that Lessor shall have the right to prevent entry to the Premises and/or to cause the evacuation of the same in the event Lessor reasonably believes a threat of emergency (i.e., a situation involving the possibility of bodily injury or property damage) exists.  In no event shall implementation of any such procedures or programs by Lessor constitute any warranty of safety or expose Lessor to any liability whatsoever regardless of whether the same are claimed to have been either insufficient or overly stringent, nor shall Lessee have the right to rely thereon.  In no event shall Lessor be responsible, in any capacity or to any extent, for the entry of any person on or about the Project or for any resulting criminal or terrorist activity.

61.                                 OFAC:  Lessee represents and warrants that (i) it is not, and none of its affiliates, partners, shareholders, members, managers, employees, officers, directors, representatives or agents is, a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or under any other law, rule, order, or regulation that is enforced or administered by OFAC (such persons and entities each being a “Prohibited Person”); (ii) it is not acting directly or indirectly, for or on behalf of any Prohibited Person; (iii) it is not engaged in this transaction, directly or indirectly, on behalf of, or instigating or facilitating this transaction, directly or indirectly, on behalf of any Prohibited Person; and (iv) it will not contract with or otherwise engage in any dealings or transactions or be otherwise associated with any Prohibited Person.  Lessee hereby agrees to defend, indemnify, and hold harmless Lessor, its affiliates, property manager, officers, directors, shareholders, members, managers, partners, affiliates, agents, and employees from and against any and all claims, damages, losses, risks, liabilities, and expenses (including fines, penalties, attorney’s fees and costs) arising from or related to any breach of the foregoing representations and warranties.

62.                                 Signage:  Lessee may install, at Lessee’s sole cost and expense, one sign on east front of the Building bearing Lessee’s name and logo depicted below, the design, size, materials, location and method of application of which shall be subject to Lessor’s prior written approval (not to be unreasonably withheld) and compliance with all applicable sign programs or other governmental requirements then in effect for the Project.  Lessor shall cooperate reasonably with Lessee at no cost to Lessor in obtaining such governmental approval.  Lessee shall be solely responsible to maintain such signage in first-class condition at all times; provided, however, if Lessee fails to repair or otherwise maintain any such signage within ten (10) days after request therefor by Lessor, Lessor may perform any necessary repairs or maintenance for the account of Lessee, which amount shall be due and payable by Lessee to Lessor within ten (10) days after demand therefor as additional rent.  Notwithstanding anything to the contrary in this Lease, upon the expiration or earlier termination of this Lease, or upon any assignment or subletting of the entire Premises by Lessee, Lessee shall be responsible, as to both cost and performance, for removing any signs installed by Lessee and returning the surface to which such signs were affixed to the condition they were in prior to such installation, including without limitation removal of any discoloration.  In the event Lessee desires to change its sign and/or logo during the Term, Lessor’s consent thereto shall be required and the same shall be deemed an “Alteration” within the meaning of, and shall be subject to, Paragraph 7.3 of this Lease.  Lessee’s current logo is as follows:

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Exhibit “A”

Site Plan of the Premises, Option Space and Project

1455
(BAXTER)
± 54,144 SF
PARKING AREA
1451
(S.J.)
± 15,498 SF
± 3,243 SF
± 18,741 SF
1449
(D.B.)
± 12,372 SF
± 1,000 SF
± 13,372 SF
1447
(NEXSAN - EXPANSION)
± 9,328 SF
1445
(NEXSAN)
± 23,496 SF
± 6,537 SF
± 30,033 SF
CONEJO CENTER DR.

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Exhibit “B”

Rules for the Project

1.               No automobile, recreational vehicle or any other type of vehicle or equipment shall remain upon the parking area of the Premises longer than 24 hours and no vehicle or equipment of any kind shall be dismantled or repaired or serviced in the parking area.  All vehicle parking shall be restricted to areas designated and marked for vehicle parking.  The foregoing restrictions shall not be deemed to prevent temporary parking for loading or unloading of vehicles in designated areas.

2.               Signs will conform to sign standards and criteria reasonably established from time to time by Lessor.  No other signs, placards, pictures, advertisements, names or notices shall be inscribed, displayed or printed or affixed on or to any part of the outside or inside of the building without the written consent of Lessor (not to be unreasonably withheld) and Lessor shall have the right to remove any such non-conforming signs, placards, pictures, advertisements, names or notices without notice to and at the expense of Lessee.

3.               No antenna, aerial, discs, dishes or other such device shall be erected on the roof or exterior walls of the Premises, or on the grounds, without the written consent of the Lessor in each instance, such consent not to be unreasonable withheld.  Any device so installed without such written consent shall be subject to removal without notice at any time.

4.               No loud speakers, televisions, phonographs, radios or other devices shall be used in a manner so as to be heard or seen outside of the Premises without the prior written consent of the Lessor.

5.               The outside areas immediately adjoining the Premises shall be kept clean and free from dirt and rubbish by the Lessee to the satisfaction of Lessor and Lessee shall not place or permit any obstruction or materials in such areas or permit any work to be performed outside the Premises.

6.               No open, storage shall be permitted in the Project unless expressly permitted under any CC&Rs for the Project and applicable laws.

7.               All garbage and refuse shall be placed in containers placed at the location designated for refuse collection, in the manner specified by Lessor.

8.               No vending machine or machines of any description shall be installed, maintained or operated outside any Building(s).

9.               Lessee shall not disturb, solicit, or canvass any occupant of the Project and shall cooperate to prevent same.

10.         No noxious or offensive trade or activity shall be carried on upon any part of the Premises nor shall anything be done thereon or therein which would in any way interfere with the quiet enjoyment of each of the other tenants of the Project or which would increase the rate of insurance or overburden utility facilities from time to time existing in the Project.

11.         Lessor reserves the right to make such amendments to these rules and regulations from time to time as are nondiscriminatory and not inconsistent with the Lease.

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Exhibit “C”

Construction Work Letter
(Tenant Offset)

In connection with the Lease to which this Work Letter is attached and in consideration of the mutual covenants hereinafter contained, Lessor and Lessee agree as follows:

1)                                      WORK SCHEDULE

Lessee shall deliver to Lessor, for Lessor’s review and approval, a schedule (the “Work Schedule”) setting forth a timetable for the preparation and approval of all space plans and working drawings and for the planning and completion of the installation of tenant improvements to be constructed in the Premises (the ‘Tenant Improvements”).  The Work Schedule shall set forth each of the various items of work to be done by or approval to be given by Lessor and Lessee in connection with the completion of the Tenant Improvements.  The Work Schedule shall be submitted to Lessor for its approval and, upon approval by both Lessor and Lessee, such schedule shall become the basis for completing the Tenant Improvements.  If Lessor shall fail to approve the Work Schedule, as it may be modified after discussions between Lessor and Lessee, within five (5) business days after the date such Work Schedule is first received by Lessor, then Lessor shall be deemed to have approved such Work Schedule.  Lessee shall use commercially reasonable efforts to adhere to the approved Work Schedule.  The Parties agree to work together, consistent with the Work Schedule, to value engineer the plans for the Tenant Improvements to minimize the cost thereof as much as practicable.

2)                                      SPACE PLANS AND WORKING DRAWINGS

a)                                      Space Plans.  The preliminary space plan and the estimated budget therefore are attached hereto as Schedules “C-2” and “C-3,” respectively.  Lessee acknowledges that, as of the date of execution and delivery hereof, the estimated budgeted costs of constructing improvements pursuant to such preliminary space plan, excluding construction management, architectural and engineering fees, are in excess of the Tenant Offset (as defined in Section 3(a) below).  Lessee agrees to cooperate with Lessors space planner and/or architect, who shall prepare detailed space plans for the Premises which shall include, but not be limited to, locations of doors, partitioning, electrical fixtures, outlets and switches, plumbing fixtures, extraordinary floor loads and other special requirements, for improvements.  Lessor shall approve space plans prepared by Lessor’s architect (and approved by Lessee) in writing within three (3) business days following receipt from Lessee (the “Space Plan Approval Date”).  If Lessor fails to so notify Lessee within such three (3) business days, Lessor shall be deemed to have approved such space plans.  If Lessor timely notifies Lessee of any disapproval of the space plans, Lessor’s notice of disapproval shall also set forth its reasons for disapproval and suggested revisions to the space plans in order to satisfy the concerns of Lessor.  Lessee may have its own architect prepare space plans, at its expense, prior to the Space Plan Approval Date.  The Parties acknowledge and agree that, as of the date of this Lease, the Parties desire to retain the existing large major kitchen area and bathrooms along with such of the existing fixtures, cabinets, built-in Subzero, ducting and lighting located therein as the existing Lessee surrenders to Lessor and shall use commercially reasonable efforts, on and subject to the terms of this Work Letter, to do so.

b)                                     Working Drawings.  Based upon the approved space plans for the Premises, Lessor’s architect and engineer shall prepare final working drawings (the “Working Drawings”) of the Tenant Improvements.  Lessee shall then submit such Working Drawings to Lessor for its review, and Lessor shall approve or disapprove any such drawings within three (3) business days after receipt thereof.  If Lessor fails to so notify Lessee within such three (3) business days, Lessor shall be deemed to have approved such Working Drawings.  If Lessor timely notifies Lessee of any disapproval of the Working Drawings, Lessor’s notice of disapproval shall also set forth its reason for disapproval and suggested revisions to the Working Drawings in order to satisfy the concerns of Lessor.  The Working Drawings shall include architectural, mechanical and electrical drawings.

c)                                      Changes in Plans.  Any changes requested by Lessee in the space plans, Working Drawings or other plans and specifications after approval thereof by Lessor or submission thereof by Lessee to Lessor shall be prepared at Lessee’s sole cost and expense, and any excess costs (including without limitation a construction management fee of four percent (4%) of such costs) resulting from such changes shall also be at Lessee’s sole cost and expense.  Furthermore, Lessee shall be liable for any resulting delays in completing the Tenant Improvements and the increased costs in completing the same, if any, resulting from such delays.  Lessee may not request any changes in Working Drawings after approval thereof by Lessee.

d)                                     Lessor’s Approval.  All plans, specifications and Working Drawings for the Premises are subject to Lessor’s approval, which approval shall not be unreasonably withheld.

e)                                      Compliance with Law.  Lessee’s plans and specifications shall not be in conflict with building codes of the City of Thousand Oaks (the “City”) and/or the County of Ventura or with insurance regulations for the Building.  All plans and specifications shall be in a form satisfactory to appropriate governmental authorities responsible for issuing permits and licenses required for construction.

3)                                      BUILDING PERMIT

After approval by Lessor and Lessee of the Working Drawings for the Tenant Improvements, (a) Lessee shall obtain competitive bids from three different general contractors approved by Lessor, one of which may be an affiliate of Lessor, and the lowest bidder who submits a complete bid package shall be selected by Lessee to perform the Tenant Improvements and (b) Lessee shall submit the drawings to the appropriate governmental body for plan checking and a building permit.  Lessee shall provide to Lessor copies of such bids and Lessor may provide Lessee comments with respect thereto.  Lessee, with Lessor’s cooperation, shall cause to be made any change in the Working Drawings necessary to obtain the building permit.  After final governmental approval of the Working Drawings, no further changes thereto may be made without the prior written approval of both Lessor and Lessee, and then only after agreement by Lessee to pay any excess costs resulting from such changes.

4)                                      COST OF TENANT IMPROVEMENTS

a)                                      Tenant Payment and Offset.  Lessee shall pay the aggregate amount of allowed costs of improvements included in the Tenant Improvements to be made pursuant to the Space Plans; provided, however, that up to the total amount of $30.00 per square foot (i.e., the total amount of Nine Hundred Three Thousand Forty Five and 00/100ths Dollars ($903,045); herein, the “Tenant Offset”), plus interest thereon from and after the Commencement Date at the rate of six and one half percent (6.5%) per annum, may be offset by Lessee against Base Rent as provided in Addendum Paragraph 51(a) above until such time as the Tenant Offset has been fully applied or the unapplied portion thereof has been paid to Lessee by Lessor as contemplated in such Addendum Paragraph 51(a).  As used herein, the terms “allowed costs” shall mean all out of pocket costs incurred prior to the Commencement Date with respect to construction of improvements to the Premises, including all permanent decorative items, such as paint, carpet, tile, wall

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coverings and drop ceilings in the Premises.  Allowed costs shall also include contractors’ profit and overhead, any fees paid to professionals, such as architects, construction managers and engineers, in connection with the design of improvements to the Premises, costs and fees paid to governmental authorities in connection with all permits and approvals required for the construction or installation of improvements to the Premises.  Allowed costs shall not include costs for Lessee’s trade fixtures and other portable machinery and equipment, furniture and furnishings, merchandise and other miscellaneous movable personal property placed or installed by Lessee in the Premises.  Once the estimated costs of the Tenant Improvements are determined by Lessee, Lessee shall so notify Lessor, submitting such estimate.  Lessee will provide to Lessor copies of requests for disbursement made by Lessee’s contractor and/or architect.  Any changes in the Space Plans or Working Drawings after approval thereof, including any changes requested by Lessee to reduce the cost of the Tenant Improvements after Lessee receives the estimated costs from its contractor, shall be at Lessee’s sole cost and expense, both as to professional fees and cost of materials and labor, whether or not the aggregate cost of Tenant Improvements after such change is less than the maximum aggregate Tenant Offset, and any delay shall be Lessee delay for purposes of Section 6 below.

b)                                     Estimates of Excess/Changes Costs.  Lessor and Lessee shall cooperate to amend the plans and specifications for the Premises as necessary to obtain Lessee’s approval of the cost of the Tenant Improvements implementing the changes requested by Lessee; provided, however, that Lessee shall pay any costs resulting from such amendments and Lessee shall be liable for the delay in completing the Tenant Improvements and the increased costs in completing the affected Tenant Improvements, if any, resulting from such delay.

c)                                      Demising of Premises.  In the event the premises are a portion of a larger premises or any portion of the Premises is a portion of a larger premises, the Tenant Improvements shall include any and all costs and expenses, including professional and construction management fees, incurred or required to be paid by Lessee and/or Lessor to reconstitute the premises of which the Premises (or a portion thereof) are a part as separate premises (including without limitation separation of HVAC and electrical and repair or replacement of wall and/or floor coverings or treatments).  In addition, the cost of the changes requested by Lessee which are to be paid by Lessee as set forth above shall include (i) the contractor’s charges and (ii) Lessor’s construction management fee (i.e., four percent (4%) of the total cost of construction of the additional work).  Lessee acknowledges that the construction management services for which the construction management fee is payable hereunder may be performed by an affiliate of Lessor.

d)                                     Determination of Actual Costs.  Upon completion by Lessee of the Tenant Improvements, Lessee shall determine the actual final cost of the work for the Premises to be paid for by Lessee in accordance herewith and shall submit a written statement of such amount to Lessor.  Lessor shall be entitled to the benefit of any cost savings achieved as a result of any changes requested by Lessee.

5)                                      CONSTRUCTION OF TENANT IMPROVEMENTS

After the Working Drawings for the Tenant Improvements have been approved by Lessee and Lessor and a building permit has been issued, Lessee shall cause its contractor to complete the Tenant Improvements in accordance with all applicable governmental requirements and the approved plans, specifications and Working Drawings (“Lessee’s Work”), subject to “Force Majeure” (as that term is defined in Addendum Paragraph 59 of the Lease).  However, and notwithstanding the foregoing, installation or construction of the Tenant Improvements requested by Lessee after approval of Space Plans, or otherwise affected by such request, shall not commence until Lessee shall have approved the estimated cost thereof and in accordance with Section 4 above.  Lessee shall use commercially reasonable efforts to secure completion of the Tenant Improvements on or before the target Commencement Date set forth in Paragraph 1.3 of the Lease.  Unless specified to the contrary herein, all Tenant Improvements shall be included in Lessee’s Work.  Lessee shall have Lessor’s architect issue a certificate of substantial completion with respect to Lessee’s Work.  The applicable governmental authority’s sign-off on the work card for Lessee’s Work shall be conclusive evidence that the same is in compliance with all applicable governmental requirements.

6)                                      COMPLETION AND COMMENCEMENT DATE

If the Commencement Date of the Lease as determined under Paragraph 1.3 and Article 3 of the Lease is delayed past September 1, 2011 by any of the following, then the Commencement Date of the Lease and the payment of rent shall be accelerated to the later of September 1, 2011 or the date determined by accelerating the Commencement Date by the number of days of such delay:

a)                                      Lessee’s failure to approve or furnish space plans or Working Drawings or failure to approve any other item or perform any other obligation in accordance with and by the dates specified herein or in the Work Schedule.

b)                                     Delays of any nature within Lessee’s control resulting from Lessee’s decision to use any materials, finishes, or installations other than Building Standard.

c)                                      Lessee’s changes in any space plans, Working Drawings or other plans and specifications after the approval thereof by Lessee or submission thereof by Lessee to Lessor.

d)                                     Delays in the construction of the Tenant Improvements as a result of Lessee’s failure to approve written estimates of and/or pay the costs in accordance with Section 4.

7)                                      FURNITURE AND TELEPHONE SYSTEM

Lessee acknowledges and agrees that Lessee is solely responsible, both as to performance and payment of costs, for “Lessee’s Finish Work”, which includes obtaining, delivering and installing in the Premises all necessary or desired furniture, telephone equipment, telephone cabling (all telephone cabling provided by Lessee shall be teflon coated), telephone service, business equipment, art work and other similar items, and that Lessor shall have no responsibility whatsoever with regard thereto.  Lessee further acknowledges and agrees that neither the Commencement Date of the Lease nor the payment of rent shall be delayed for any period of time whatsoever due to any delay in the furnishing of the Premises with such items.  Lessee agrees to cause all telephone, computer and other electronic wires and cables installed within the Premises and within the common ducts and shafts of the Building to be properly labeled in order that they may be easily identified and distinguished from other tenants’ wires and cables installed within the Building.

8)                                      FAILURE OF LESSEE TO COMPLY

Any failure of Lessee to comply with any of the provisions contained in this Exhibit “C”, within the times for compliance herein set forth, shall, after expiration of the applicable cure period set forth in Paragraph 13.1 of the Lease, be deemed a Breach.  In addition to the remedies provided to Lessor in this Exhibit “C”, upon the occurrence of such a Breach, Lessor shall have all remedies available at law or equity to a landlord against a defaulting tenant pursuant to a written lease, including but not limited to those set forth in Paragraphs 13.2 and 31 of the Lease.

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9)                                      AUTHORIZED APPROVALS

All approvals required pursuant to the terms of this Work Letter or requests for changes and modifications to the Space Plans, Working Drawings or any other matter relating to the construction of the Tenant Improvements shall be deemed given if approved or requested in writing by Gene Spies, Lessee’s Construction Representative, for Lessee, and by Art Smith, Lessor’s Construction Representative, for Lessor.

10)                                DESTRUCTION

If at any time prior to the completion of the Tennant Improvements a casualty occurs resulting in any damage or destruction of the partially completed Lessee Improvements or the Premises or Building, the terms and conditions of Article 9 of the Lease shall govern the rights and obligations of the parties.

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EXHIBIT D

CONFIRMATION OF COMMENCEMENT DATE

In connection with that certain Standard Industrial/Commercial Multi-Tenant Lease-Net dated December 15, 2010 (the “Lease”) between Voit Conejo Partners, LLC, a California limited liability company, as Lessor, and Nexsan Technologies Incorporated, a Delaware corporation, as Lessee, concerning the Premises located at 1450 Lawrence Drive, Thousand Oaks, California, Lessor and Lessee hereby agree as follows:

1. The Start Date stated in Paragraph 1.4 of the Lease is agreed to be                               , 2011, and the Commencement Date and Expiration Date stated in Paragraph 1.3 of the Lease are agreed to be, respectively,                                   , 2011 and                                 , 2021.

2. The Premises consist of            square feet.

3. Lessor has satisfactorily complied with all requirements and conditions precedent to the commencement of the Term as specified in the Lease.

4. The Premises covered by the Lease and the tenant improvements therein have been fully completed as required, are in good condition, are ready for occupancy and have been accepted by Lessee.

5. Lessee has or shall commence paying Base Rent pursuant to the Lease on                                     , 201  .

Dated effective this        day of            , 2011

“LESSEE”	“LESSOR”

By:	By:
Name:	Name:
Title:	Title:

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EXHIBIT E

FORM OF SNDA

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SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this “Agreement”) is made as of February     , 2011, by and among Western National Life Insurance Company, a Texas corporation formerly known as AIG Annuity Insurance Company, having an address at 1 SunAmerica Center, 38th Floor, Century City, Los Angeles, California 90067-6022, Attention: VP, Servicing — Commercial Mortgage Lending (“Lender”), Nexsan Technologies Incorporated, a Delaware corporation, having an address at 555 St. Charles Drive, Suite 202, Thousand Oaks, CA 91360 (“Tenant”) and Voit Conejo Partners, LLC, a California limited liability company, having an address at c/o Voit Real Estate Services, 101 Shipyard Way, Suite M, Newport Beach, California 92663 (“Landlord”).

RECITALS:

A.                                   Landlord is or will be the owner of the land legally described in Exhibit A attached hereto and made a part hereof and the buildings and other improvements located on such land (such land, buildings and improvements being referred to herein as the “Property”)

B.                                     Lender has made a loan (the “Loan”) to Landlord in connection with Landlord’s financing of the Property.

C.                                     Tenant is the lessee under that certain Standard Industrial/Commercial Multi- Tenant Lease — Net dated December 15, 2010 (as modified, amended or supplemented through the date hereof, the “Original Lease”) relating to a portion of the Property (the “Premises”) commonly referred to as 1445 Lawrence Drive, Thousand Oaks, California.  The Original Lease, as hereafter modified, amended or supplemented from time to time, is referred to hereinafter as the “Lease.”

D.                                    The Loan has been evidenced by a certain promissory note (the “Note”) and secured by, among other things, a first-lien Deed of Trust, Security Agreement, Fixture Filing, Financing Statement and Assignment of Leases and Rents dated February 26, 2007 by the Landlord as Trustor, in favor of First American Title Insurance Company, as Trustee, for the benefit of Lender, recorded in the Official Records of the Ventura County Clerk-Recorder on February 28, 2007 as Document No. 00039826-0 (such instrument, as amended, increased, renewed, modified, consolidated, replaced, combined, substituted, severed, split, spread or extended from time to time, being herein referred to as the “Security Instrument”).

E.                                      The Lease has been or may be assigned by Landlord to Lender as further security for the Note.

F.                                      Landlord and Tenant’s agreement that the Security Instrument shall unconditionally be and remain at all times a lien or charge upon the Premises prior and superior to the Lease is a condition to Lender’s agreement to make the Loan and enter into this Agreement.

AGREEMENT:

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and understanding that Lender will rely on Tenant’s covenants and certifications, as set forth herein, in entering into this Agreement, the parties hereto agree and certify as follows:

1.                                       Tenant represents and warrants to Lender that the Original Lease has been duly authorized, executed and delivered by Tenant.  Landlord and Tenant each represent and warrant to Lender that (a) the Original Lease is in full force and effect, (b) except as expressly set forth in Recital C hereof, the Original Lease has not been modified or amended in any way, and (c) no party to the Original Lease is in default with respect to such party’s obligations under the Original Lease as of the date of this Agreement.

2.                                       The Security Instrument and any and all terms, conditions and provisions thereof, all advances made or to be made thereunder, and any other amendments, modifications, renewals, extensions, alterations or replacements thereof are and shall unconditionally be and remain at all times a lien or charge upon the Premises senior, prior and superior to the Lease, the leasehold estate created thereby and all rights and privileges of Tenant or any other lessee thereunder in or to the Premises or in or to the Property.  The Lease, the leasehold estate created thereby and all rights and privileges of Tenant or any other lessee thereunder in or to the Premises or in or to the Property are hereby unconditionally subjected and made subordinate to, and Tenant hereby subordinates the leasehold estate created by the Lease, and all of Tenant’s right, title, and interest under the Lease and in and to the Premises and in or to the Property to, the lien or charge of the Security Instrument and to all the terms, conditions and provisions thereof, to all advances made or to be made thereunder, and to any amendments, modifications, renewals, extensions, alterations or replacements thereof.

3.                                       As long as Tenant is in compliance with the terms of this Agreement and is not in default in the performance of its obligations under the Lease, which default has continued beyond any cure periods provided in the Lease or at law, Tenant shall not be named as a party defendant in any action for foreclosure, trustee’s sale or other enforcement of the Security Instrument (unless required by law), nor shall the Lease be terminated in connection with, or by reason of, foreclosure, trustee’s sale or other proceedings for the enforcement of the Security Instrument, or by reason of a transfer of the landlord’s interest under the Lease pursuant to the taking of a deed or assignment (or similar device) in lieu or in contemplation of foreclosure, nor shall Tenant’s use or possession of the Premises be interfered with, and the rights of Tenant under the Lease shall remain in full force and effect, except that the person acquiring or succeeding to the interests of Landlord as the result of any such action or proceeding and such person’s successors and assigns (any of the foregoing being hereinafter referred to as “Successor”) shall not be:

(a)                                  bound by any prepayment of rent paid more than thirty (30) days in advance of the due date or for any security deposit unless actually received by Successor and then limited to the amount of such security deposit actually received subject to all rights, privileges and benefits of Landlord set forth in the Lease with respect thereto;

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(b)                                 liable for any act or omission of any prior landlord (including, without limitation, Landlord) or for any claim for damages against any such prior landlord (including, without limitation, Landlord);

(c)                                  subject to any offsets, defenses or counterclaims which Tenant may have against any prior landlord (including, without limitation, Landlord); or

(d)                                 bound by any amendment, modification or termination of the Original Lease made without the written consent of Lender.

4.                                       If the interest of Landlord under the Lease shall be transferred by reason of any foreclosure, trustee’s sale or other proceedings for enforcement of the Security Instrument or the obligations which it secures or pursuant to a taking of a deed or assignment (or similar device) in lieu or in contemplation of foreclosure thereof, then Tenant shall be bound to Successor and, so long as Tenant is not in default under the Lease, Successor shall be bound to Tenant under all of the terms, covenants and conditions of the Lease for the unexpired balance of the term thereof remaining (and any extensions, if exercised), with the same force and effect as if Successor were Landlord, and Tenant does hereby (a) agree to attorn to Successor, including Lender if it be Successor, as its landlord, (b) affirm its obligations under the Lease, and (c) agree to make payments of all sums due under the Lease to Successor, said attornment, affirmation and agreement to be effective and self-operative without the execution of any further instruments, upon Successor succeeding to the interest of Landlord under the Lease.  To the extent permitted by applicable law, Tenant waives the provisions of any statute or rule of law now or hereafter in effect that may give or purport to give it any right or obligation to terminate or otherwise adversely affect the Lease or the obligations of Tenant thereunder by reason of any foreclosure, trustee’s sale or other proceedings for enforcement of the Security Instrument or the taking of a deed or assignment (or similar device) in lieu or in contemplation of foreclosure.  Tenant agrees to provide Successor a written confirmation of its attornment to Successor within ten (10) days after receipt of a written request therefor from Successor, but failure to receive such written confirmation from Tenant shall not derogate from Tenant’s obligations to Successor hereunder.

5.                                       Upon the written request of either Tenant (provided that Tenant is then in compliance with the terms of this Agreement and is not in default in the performance of its obligations under the Lease) or Successor to the other given at the time of foreclosure, trustee’s sale or other proceeding for enforcement of the Security Instrument or by deed in lieu thereof, the parties shall execute a lease of the Premises upon the same terms and conditions as the Lease between Landlord and Tenant, which Lease shall cover any unexpired balance of the term of the Lease existing prior to such foreclosure, trustee’s sale or conveyance in lieu thereof.

6.                                       Notwithstanding anything to the contrary in the Lease, Tenant shall not terminate or cancel the Lease or the term thereof by reason of a default or breach by Landlord thereunder and Tenant shall not commence any action against Landlord or otherwise pursue any right or remedy against Landlord in consequence of a default by Landlord under the terms and provisions of the Lease unless written notice by Tenant specifying such default is mailed to Lender at its address set forth above.  Tenant further agrees that Lender shall have the right, but shall not be obligated, to cure such default on behalf of Landlord within thirty (30) days after receipt of such notice, or if such default cannot reasonably be cured in such 30-day period, Lender shall have the right to commence the cure of such default in such 30-day period and thereafter diligently pursue such cure until completed.  In determining

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what is a reasonable period of time to effect a cure, Lender shall take into account whether the breach presents an emergency situation (i.e., a situation presenting an imminent risk of material property damage and/or personal injury), but in no event shall a reasonable time be less than thirty (30) days after receipt by Lender from Tenant of written notice specifying wherein an obligation of Landlord has not been performed.  Tenant further agrees not to invoke any of its remedies either express or implied, under the Lease (except in the case of emergency repairs) unless such default shall remain uncured at the expiration of the 30-day period after receipt of such notice of default, or if such default cannot reasonably be cured by Lender in such 30-day period, unless the cure of such default shall not be commenced within such 30-day period and thereafter prosecuted diligently to completion.

7.                                       Tenant agrees that neither this Agreement nor the Security Instrument shall, prior to Lender’s succession to Landlord’s interest in the Premises, through any foreclosure, trustee sale, deed or assignment in lieu of foreclosure, or a possessory action, operate to place responsibility for the control, care, management or repair of the Premises upon Lender, or impose responsibility for the carrying out of the terms and conditions of the Lease, nor shall Lender be responsible for or liable for any waste committed on the Premises by any party whatsoever or for any dangerous or defective condition of the Premises, or for any negligence in the management, upkeep, repair or control of the Premises resulting in any damage to property or in any loss or injury or death to any person.

8.                                       In the event that Lender notifies Tenant of any default under the Security Instrument and demands that Tenant pay rent and all other sums due under the Lease to Lender, Tenant (waiving any proof of the occurrence of such event of default other than receipt of Lender’s notice) shall pay rent and all other sums due under the Lease directly to Lender.  Any payments made to Lender by Tenant shall not affect or impair the other rights and remedies of Lender under the Security Instrument or otherwise against Landlord.  Any and all payments made to Lender by Tenant pursuant to the foregoing shall be credited against Tenant’s rental obligations under the Lease regardless of whether Lender had the right to make such demand and regardless of any contrary demands which may hereafter be made by Landlord.

9.                                       This Agreement shall be the whole and only agreement between the parties hereto with regard to the subordination of the Lease to the lien or charge of the Security Instrument in favor of Lender, and shall supersede and cancel, but only insofar as would affect the priority of the Lease as to such subjection or subordination, all other subjection or subordination agreements including, but not limited to, those provisions, if any, contained in the Lease which provide for the subjection or subordination of said Lease to a deed of trust or to a mortgage or mortgages.

10.                                 This Agreement may not be modified except by an agreement in writing signed by the parties.  All references to Lender in this Agreement shall be deemed to refer to Lender, its participants, and their respective successors and assigns.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

11.                                 Nothing contained in this Agreement shall in any way impair or affect the lien created by the Security Instrument, except as specifically set forth herein.  Successor’s liability under the Lease shall be limited to Successor’s interest in and to the Property.

12.                                 Tenant acknowledges that this Agreement satisfies any condition or requirement in the Original Lease relating to the granting of a non-disturbance agreement with respect to the Security

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Instrument.  In the event there is any inconsistency between the terms and provisions hereof and the terms and provisions of the Lease dealing with non-disturbance, the terms and provisions hereof shall be controlling.

13.                                 All notices, demands or requests made pursuant to, under or by virtue of this Agreement shall be in writing and delivered by hand, sent by an overnight courier service providing dated evidence of delivery or mailed by certified or registered mail, return receipt requested, to the person to whom the notice, demand or request is being made at its address set forth herein.  Such notices shall be deemed to have been promptly given and received for all purposes (a) if hand delivered, effective upon delivery; (b) if mailed, by United States registered or certified mail, postage prepaid, return receipt requested, effective on the date shown on the return receipt; or (c) if sent by Federal Express or other reliable express courier, effective on the next business day after delivery to such express courier service.  Any person may change the place that notices and demands are to be sent by written notice delivered in accordance with this Agreement.  “Business day” shall mean any day, except Saturday, Sunday and any day which, in the State in which the Property is located, is a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close.

14.                                 This Agreement shall be governed by the laws of the State in which the Property is located.  If any of the terms of this Agreement or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Agreement or the application of any such terms to any person or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby, and each term of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

15.                                 In the event any legal action or proceeding is commenced to interpret or enforce the terms of, or obligations arising out of, this Agreement, or to recover damages for the breach thereof, the party prevailing in any such action or proceeding shall be entitled to recover from the non-prevailing party all reasonable attorneys’ fees, costs and expenses incurred by the prevailing party.

16.                                 This Agreement may be executed in counterparts, each of which shall constitute an original and all of which taken together shall constitute one and the same agreement.

17.                                 Tenant understands, acknowledges and agrees that Lender in entering into this Agreement and third parties who are interested in the matters covered by this Agreement are relying on the representations contained herein, including without limitation purchasers, transferees, assignees, servicers, participants, investors, and their respective successors and assigns, and credit rating agencies in connection with the Loan.

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IN WITNESS WHEREOF, Tenant, Lender and Landlord have hereunto caused this Agreement to be duly executed as of the day and year first above written.

“TENANT”

Nexsan Technologies Incorporated, a Delaware corporation

		By:	/s/ Gene Spies
		Name:	Gene Spies
		Title:	CFO

Signed, sealed and delivered in the presence of:

/s/ Lauren Spies
Print name:	Lauren Spies

/s/ Noeleen M. Spies
Print name:	Noeleen M. Spies

STATE OF California
COUNTY OF Los Angeles

On 2/19/11 before me, Bahram Eftekhari — Notary Public, a notary public, personally appeared Gene Spies, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity(ies), and that by his signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing is true and correct.

Witness my hand and official seal.

Signature	/s/ Bahram Eftekhari	(Seal)

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“LENDER”

Western National Life Insurance Company, a Texas corporation formerly known as AIG Annuity Insurance Company

	By:	AIG Asset Management (U.S.), LLC, a Delaware limited liability company, its investment adviser

By:
Name:
Its:

Signed, sealed and delivered in the presence of:

Print name:

Print name:

STATE OF CALIFORNIA

COUNTY OF LOS ANGELES

On                              before me,                                                           , a notary public, personally appeared                                                                                 , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing is true and correct.

Witness my hand and official seal.

Signature	(Seal)

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“LANDLORD”

Voit Conejo Partners, LLC, a California limited liability company

	By	Voit Conejo Devco, LLC, a California limited liability company, Managing Member

		By	Voit Development Manager, Inc., a California corporation, Manager

			By:	/s/ Stuart Kriloff	2/23/11
			Name:	Stuart Kriloff
			Title:	Secretary/Treasurer

Signed, sealed and delivered in the presence of:

Print name:

Print name:

STATE OF

COUNTY OF

On                                  before me,                                           , a notary public, personally appeared                                                                                  , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of                                                      that the foregoing is true and correct.

Witness my hand and official seal.

Signature	(Seal)

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CALIFORNIA ALL-PURPOSE ACKNOWLEDGMENT

State of California

County of Orange

On	Feb. 23, 2011	before me,	Koren Hwang, Notary Public	,
Date			Here Insert Name and Title of the Officer

personally appeared			Stuart Kriloff	,
Name(s) of Signer(s)

[SEAL]	KOREN HWANG Commission # 1815673 Notary Public - California Orange County My Comm. Expires Oct 3, 2012

who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

		Signature	/s/ Koren Hwang
Place Notary Seal Above		Signature of Notary Public

EXHIBIT A

Real property in the City of Thousand Oaks, County of Ventura, State of California, described as follows:

PARCEL 1:

THOSE PORTIONS OF PARCELS 1, 2 AND 3 OF PARCEL MAP NO. L.D. 658, IN THE CITY OF THOUSAND OAKS, COUNTY OF VENTURA, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 56, PAGE 38 OF PARCEL MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, BEING DESCRIBED AND DELINEATED AS PARCEL 1A OF LOT LINE ADJUSTMENT 2000-370, RECORDED FEBRUARY 28, 2001, AS DOCUMENT NO. 2001-0034510 OF OFFICIAL RECORDS, LYING NORTHEASTERLY OF THE FOLLOWING DESCRIBED LINE:

BEGINNING AT THE INTERSECTION OF A LINE PARALLEL WITH AND DISTANT NORTHEASTERLY 430.19 FEET FROM THE CENTER LINE OF CONEJO CENTER DRIVE, SHOWN AS HAVING A BEARING OF NORTH 44° 04’ 37” WEST 468.34 FEET ON SAID PARCEL MAP NO. L.D. 658, WITH THE NORTHWESTERLY LINE OF LAWRENCE DRIVE, 80 FEET WIDE, AS SHOWN ON SAID PARCEL MAP NO. L.D. 658; THENCE NORTHWESTERLY ALONG SAID PARALLEL LINE NORTH 44° 04’ 37” WEST 794.00 FEET; THENCE AT RIGHT ANGLES SOUTH 45° 55’ 23” WEST 62.00 FEET; THENCE AT RIGHT ANGLES NORTH 44° 04’ 37” WEST 83.00 FEET; THENCE AT RIGHT ANGLES SOUTH 45° 55’ 23” WEST 221.00 FEET; THENCE SOUTH 05° 55’ 23” WEST 27.00 FEET; THENCE SOUTH 68° 55’ 23” WEST 87.80 FEET TO A POINT ON THE GENERAL NORTHWESTERLY LINE OF SAID PARCEL lA OF LOT LINE ADJUSTMENT 2000-370, AND BEING DELINEATED AS PARCEL 1B ON LOT LINE ADJUSTMENT 2001-379, RECORDED MARCH 21, 2002, AS DOCUMENT NO. 2002-0068677 OF OFFICIAL RECORDS.

EXCEPT AN UNDIVIDED ONE-HALF INTEREST OF OIL, GAS AND OTHER HYDROCARBON SUBSTANCES IN, UNDER AND UPON SAID PROPERTY, WITHOUT THE RIGHT TO DRILL, DIG OR MINE THROUGH THE SURFACE OF SAID LAND THEREFOR, AND WITHOUT THE RIGHT OF ENTRY OR ENCROACH UPON ANY PORTION SAID LAND LYING WITHIN 500 FEET OF THE SURFACE, AS EXCEPTED BY ADOLPH I.  FRIEDRICH, JR., ET AL., BY DEED RECORDED JANUARY 30, 1958, IN BOOK 1586, PAGE 229 OF OFFICIAL RECORDS.

ALSO EXCEPT AN UNDIVIDED ONE-HALF INTEREST ALL OIL, GAS AND OTHER HYDROCARBON SUBSTANCES IN, UNDER AND UPON SAID LAND WITHOUT THE RIGHT TO DRILL, DIG OR MINE THROUGH THE SURFACE OF SAID LAND THEREFOR, AND WITHOUT THE RIGHT OF ENTRY OR ENCROACH UPON ANY PORTION SAID LAND LYING WITHIN 500 FEET OF THE SURFACE, AS GRANTED TO THE ROCKWOOD COMPANY, IN DEED RECORDED FEBRUARY 24, 1958, IN BOOK 1592, PAGE 511 OF OFFICIAL RECORDS.

PARCEL 2:

A NON-EXCLUSIVE EASEMENT FOR THE DRAINAGE OF SURFACE WATER, AND FOR THE USE, MAINTENANCE, REPAIR AND REPLACEMENT OF THE STORM DRAIN OVER THE PORTION OF PARCEL B AND LOTS 9, 10 AND 11 OF TRACT NO. 4935, IN THE

CITY OF THOUSAND OAKS, COUNTY OF VENTURA, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 141, PAGES 81 THROUGH 83, INCLUSIVE OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, DESCRIBED AND DELINEATED AS PARCEL 10B OF LOT LINE ADJUSTMENT 2001-390, RECORDED NOVEMBER 11, 2002, AS DOCUMENT NO. 2002-0277891 OF OFFICIAL RECORDS; AND LOT 8 OF TRACT NO. 4935, IN THE CITY OF THOUSAND OAKS, COUNTY OF VENTURA, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 141, PAGES 81 THROUGH 83, INCLUSIVE OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, DESCRIBED AND DEPICTED IN THE DOCUMENT ENTITLED “DECLARATION OF STORM DRAIN EASEMENT”, RECORDED FEBRUARY 19, 2003, AS DOCUMENT NO. 2003-0056287 OF OFFICIAL RECORDS.

PARCEL 3:

THAT PORTION OF PARCEL 1 OF PARCEL MAP NO. L.D. 658, IN THE CITY OF THOUSAND OAKS, COUNTY OF VENTURA, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 56, PAGE 38 OF PARCEL MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, BEING DESCRIBED AND DELINEATED AS PARCEL 1A OF LOT LINE ADJUSTMENT 2000-370, RECORDED FEBRUARY 28, 2001, AS DOCUMENT NO. 2001-0034510 OF OFFICIAL RECORDS, LYING SOUTHWESTERLY OF THE FOLLOWING DESCRIBED LINE:

BEGINNING AT THE INTERSECTION OF A LINE PARALLEL WITH AND DISTANT NORTHEASTERLY 430.19 FEET FROM THE CENTER LINE OF CONEJO CENTER DRIVE, SHOWN AS HAVING A BEARING OF NORTH 44° 04’ 37” WEST 468.34 FEET ON SAID PARCEL MAP NO. L.D. 658, WITH THE NORTHWESTERLY LINE OF LAWRENCE DRIVE, 80 FEET WIDE, AS SHOWN ON SAID PARCEL MAP NO. L.D. 658; THENCE NORTHWESTERLY ALONG SAID PARALLEL LINE NORTH 44° 04’ 37” WEST 794.00 FEET; THENCE AT RIGHT ANGLES SOUTH 45° 55’ 23” WEST 62.00 FEET; THENCE AT RIGHT ANGLES NORTH 44° 04’ 37” WEST 83.00 FEET; THENCE AT RIGHT ANGLES SOUTH 45° 55’ 23” WEST 221.00 FEET; THENCE SOUTH 05° 55’ 23” WEST 27.00 FEET; THENCE SOUTH 68° 55’ 23” WEST 87.80 FEET TO A POINT ON THE GENERAL NORTHWESTERLY LINE OF SAID PARCEL 1A OF LOT LINE ADJUSTMENT 2000-370, AND BEING DELINEATED AS PARCEL 1C ON LOT LINE ADJUSTMENT 2001-379, RECORDED MARCH 21, 2002, AS DOCUMENT NO. 2002-0068677 OF OFFICIAL RECORDS.

EXCEPT AN UNDIVIDED ONE-HALF INTEREST OF OIL, GAS AND OTHER HYDROCARBON SUBSTANCES IN, UNDER AND UPON SAID PROPERTY, WITHOUT THE RIGHT TO DRILL, DIG OR MINE THROUGH THE SURFACE OF SAID LAND THEREFOR, AND WITHOUT THE RIGHT OF ENTRY OR ENCROACH UPON ANY PORTION SAID LAND LYING WITHIN 500 FEET OF THE SURFACE, AS EXCEPTED BY ADOLPH I. FRIEDRICH, JR., ET AL., BY DEED RECORDED JANUARY 30, 1958, IN BOOK 1586, PAGE 229 OF OFFICIAL RECORDS.

ALSO EXCEPT AN UNDIVIDED ONE-HALF INTEREST ALL OIL, GAS AND OTHER HYDROCARBON SUBSTANCES IN, UNDER AND UPON SAID LAND WITHOUT THE RIGHT TO DRILL, DIG OR MINE THROUGH THE SURFACE OF SAID LAND THEREFOR, AND WITHOUT THE RIGHT OF ENTRY OR ENCROACH UPON ANY PORTION SAID LAND LYING

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WITHIN 500 FEET OF THE SURFACE, AS GRANTED TO THE ROCKWOOD COMPANY, IN DEED RECORDED FEBRUARY 24, 1958, IN BOOK 1592, PAGE 511 OF OFFICIAL RECORDS.

PARCEL 4:

A NON-EXCLUSIVE EASEMENT FOR THE DRAINAGE OF WATER OVER THE PORTION OF LOT 9 OF TRACT NO. 4935, IN THE CITY OF THOUSAND OAKS, COUNTY OF VENTURA, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 141, PAGE 81 THROUGH 83, INCLUSIVE OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, SHOWN AND DELINEATED AS PARCEL 10A OF LOT LINE ADJUSTMENT 2001-379, RECORDED MARCH 21, 2002, AS DOCUMENT NO. NO. [sic] 2002-0068677 OF OFFICIAL RECORDS, DESCRIBED AND DEPICTED IN THE DOCUMENT ENTITLED “DECLARATION OF DRAINAGE EASEMENTS”, RECORDED APRIL 9, 2002, AS DOCUMENT NO. 2002-0084298 OF OFFICIAL RECORDS.

PARCEL 5:

A NON-EXCLUSIVE EASEMENT FOR THE DRAINAGE OF SURFACE WATER, AND FOR THE USE, MAINTENANCE, REPAIR AND REPLACEMENT OF THE STORM DRAIN OVER THE PORTION OF PARCEL B AND LOTS 9, 10 AND 11 OF TRACT NO. 4935, IN THE CITY OF THOUSAND OAKS, COUNTY OF VENTURA, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 141, PAGES 81 THROUGH 83, INCLUSIVE OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, DESCRIBED AND DELINEATED AS PARCEL 10B OF LOT LINE ADJUSTMENT 2001-390, RECORDED NOVEMBER 11, 2002, AS DOCUMENT NO. 2002-0277891 OF OFFICIAL RECORDS, AND LOT 8 OF TRACT NO. 4935, IN THE CITY OF THOUSAND OAKS, COUNTY OF VENTURA, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 141, PAGES 81 THROUGH 83, INCLUSIVE OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, DESCRIBED AND DEPICTED IN THE DOCUMENT ENTITLED “DECLARATION OF STORM DRAIN EASEMENT’, RECORDED FEBRUARY 19, 2003, AS DOCUMENT NO. 2003-0056287 OF OFFICIAL RECORDS.

PARCEL 6:

A FORTY FOOT WIDE RECIPROCAL EASEMENT FOR INGRESS AND EGRESS FOR THE BENEFIT OF PARCELS 1 AND 2 OF PARCEL MAP NO. L.D. 658, IN THE CITY OF THOUSAND OAKS, COUNTY OF VENTURA, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 56, PAGE 38, BEING DESCRIBED AND DELINEATED AS PARCELS 1A AND 2A OF LOT LINE ADJUSTMENT 2000-370, RECORDED FEBRUARY 28, 2001, AS DOCUMENT NO. 2001-0034510 AND AS DESCRIBED AND DEPICTED IN THE DOCUMENT ENTITLED “EASEMENT AGREEMENT” RECORDED JANUARY 24, 1997, AS DOCUMENT NO. 97-010193 OF OFFICIAL RECORDS.

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